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                                                                     EXHIBIT 4.3

                            BILL BARRETT CORPORATION

                             STOCKHOLDERS' AGREEMENT

                           DATED AS OF MARCH 28, 2002
                             AS AMENDED AND RESTATED
                               AS OF MARCH 4, 2004


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                                TABLE OF CONTENTS

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                                                                                                                Page

ARTICLE I  DEFINITIONS AND RELATED MATTERS                                                                         2
     Section 1.1           Definitions............................................................................ 2
     Section 1.2           Related Definitional Matters........................................................... 6
     Section 1.3           Capital Stock Subject To Agreement..................................................... 7

ARTICLE II STOCKHOLDERS                                                                                            7
     Section 2.1           Stockholders........................................................................... 7
     Section 2.2           Preemptive Rights For Equity Securities Issued By The Company.......................... 7

ARTICLE III RESTRICTIONS ON DISPOSITIONS OF CAPITAL STOCK                                                          9
     Section 3.1           Restrictions On Dispositions........................................................... 9
     Section 3.2           Permitted Transfers................................................................... 11
     Section 3.3           Notice Of Right Of First Refusal...................................................... 12
     Section 3.4           Rights Of First Refusal For Series A Preferred Held By Non-Management Stockholders.... 12
     Section 3.5           Rights Of First Refusal For Stock Held By Management Stockholders..................... 14
     Section 3.6           Rights Of First Refusal For Series B Preferred........................................ 15
     Section 3.7           Purchase Price........................................................................ 16
     Section 3.8           Compliance Required................................................................... 16
     Section 3.9           Certain Rights Of Inclusion........................................................... 16
     Section 3.10          Drag-Along Rights..................................................................... 17
     Section 3.11          Endorsement Of Stock Certificates..................................................... 20
     Section 3.12          Specific Performance.................................................................. 21
     Section 3.13          Government Compliance................................................................. 21

ARTICLE IV COMPANY RIGHTS AND OBLIGATIONS                                                                         21
     Section 4.1           Vesting And Repurchase Of Management Stock............................................ 21
     Section 4.2           Repurchase Option For Management Stock................................................ 23
     Section 4.3           Buyback Of Certain Shares Of Stock.................................................... 26
     Section 4.4           Financial Reports..................................................................... 27

ARTICLE V SPECIAL MANAGEMENT/GOVERNANCE PROVISIONS                                                                29
     Section 5.1           Certificate Of Incorporation:  No Conflict With Agreement............................. 29
     Section 5.2           Board Of Directors.................................................................... 29
     Section 5.3           Removal............................................................................... 32
     Section 5.4           Vacancies............................................................................. 32
     Section 5.5           Covenant To Vote...................................................................... 33
     Section 5.6           Designation Of Proxy.................................................................. 33
     Section 5.7           Investor Stockholder Rights........................................................... 33
     Section 5.8           Voting Rights......................................................................... 34
     Section 5.9           VCOC Rights........................................................................... 35
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
     Section 5.10          Business Opportunities................................................................ 35

ARTICLE VI MISCELLANEOUS                                                                                          36
     Section 6.1           Manner Of Giving Notice............................................................... 36
     Section 6.2           Waiver Of Notice...................................................................... 36
     Section 6.3           Counterpart Signatures................................................................ 36
     Section 6.4           Severability.......................................................................... 36
     Section 6.5           Joinder Of Spouses.................................................................... 37
     Section 6.6           Entire Agreement; Amendments; Agreement Controls...................................... 37
     Section 6.7           Governing Law And Venue............................................................... 38
     Section 6.8           Consent To Jurisdiction............................................................... 38
     Section 6.9           Binding Effect; Assignment............................................................ 38
     Section 6.10          Future Actions........................................................................ 39
     Section 6.11          Headings; Exhibits.................................................................... 39
     Section 6.12          Termination Of This Agreement......................................................... 39
     Section 6.13          Adjustments for Stock Splits, Etc..................................................... 39
     Section 6.14          Regulatory Matters.................................................................... 39

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                             STOCKHOLDERS' AGREEMENT

     THIS AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (the "Agreement") is made and entered into as of March 4, 2004 to be effective as of the 28th day of March, 2002, among Bill Barrett Corporation, a Delaware corporation (the "Company"), and the stockholders of the Company whose names appear on the signature page hereto (collectively, the "Stockholders").

                                   WITNESSETH:

     WHEREAS, the Company is incorporated under the laws of the State of Delaware with an authorized capitalization of (i) 150,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), 8,660,148 of which are issued and outstanding as of the date hereof, and (i) 75,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"), of which 6,900,000 shares have been designated the Series A Preferred Stock (the "Series A Preferred"), 6,258,994 of which are issued and outstanding as of the date hereof, and 52,185,000 shares have been designated the Series B Preferred Stock (the "Series B Preferred"), 49,205,500 of which are issued and outstanding as of the date hereof; and

     WHEREAS, certain of the Stockholders will be parties to the Stock Purchase Agreement, among the Company and the investors listed on Annex A to such agreement (the "Stock Purchase Agreement"), which is being executed and delivered simultaneously with the execution and delivery by such Stockholders and the Company of this Agreement; and

     WHEREAS, certain of the Stockholders hold shares of Common Stock are parties to a Stockholders' Agreement, dated as of January 31, 2002, by and among the Company and such Stockholders (the "Founders Stockholders' Agreement") and desire to terminate the Founders Stockholders' Agreement in full; and

     WHEREAS, certain of the Stockholders hold shares of Series A Preferred purchased pursuant to a private placement of shares as described in a Confidential Private Placement Memorandum of the Company, dated February 11, 2002, as amended by Supplements dated February 26, 2002 and March 20, 2002, for the offer and sale of 6,594,724 shares of Series A Preferred (the "A Round"); and

     WHEREAS, each of the Stockholders is, or will be upon consummation of the Closing (as defined in the Stock Purchase Agreement), the owner of the number of shares of such issued and outstanding Common Stock, Series A Preferred or Series B Preferred of the Company set forth opposite its name on Exhibit A which shall be amended from time to time to reflect the shares of Common Stock, Series A Preferred and Series B Preferred owned by the Stockholders, their Permitted Transferees and additional stockholders hereunder; and

     WHEREAS, the parties hereto deem it in their best interests and in the best interests of the Company to set forth their respective rights and obligations in connection with their investment in the Company; and



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     WHEREAS, the Board of Directors of the Company unanimously approved the amendment of the Agreement as set forth in this Amended And Restated Agreement and such amendment was approved by the requisite vote of the Stockholders, all effective as of March 4, 2004; and

     WHEREAS, the parties hereto also desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the shares of Common Stock, Series A Preferred Stock and Series B Preferred, as well as shares of capital stock that may be issued hereafter, and to provide for certain rights and obligations in respect thereto as hereinafter provided.

     NOW, THEREFORE, for and in consideration of the mutual agreements and understandings set forth herein, the parties hereby agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND RELATED MATTERS

         SECTION 1.1 DEFINITIONS.

         When used in this Agreement, the following terms shall have the respective meanings set forth below:

     "AFFILIATE" shall mean, when used with respect to a specified Person, any Person which (a) directly or indirectly controls, is controlled by or is under common control with such specified Person, (b) is an officer, director, general partner, trustee or manager of such Person, or of a Person described in clause
(a) of this sentence or (c) is a Relative of such specified Person or of an individual described in clauses (a) or (b) of this sentence. As used in this definition, the term "control" means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management and policies of a Person through an ownership of at least a majority of the outstanding voting interests of such Person, or through the power to appoint, elect or direct the vote of, a majority of the members of the governing body of such Person whether by contract, voting trust or other agreement. "Relative" shall mean, with respect to any individual, (i) such individual's spouse, (ii) any direct descendent, parent, grandparent, great grandparent or sibling (in each case, whether by blood or adoption) of such individual or such individual's spouse, and (iii) any spouse of a person described in clause (ii) of this sentence.

     "A ROUND STOCKHOLDERS" shall mean the Stockholders designated as such on Exhibit A.

     "BYLAWS" shall mean the Company's bylaws, certified by the secretary of the Company, a copy of which is attached hereto as Exhibit C, as may be amended from time to time.

     "CAUSE" shall mean discharge by the Company on the following grounds:

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                  (i) An employee's or director's conviction or plea of nolo contendere in a court of law of any crime or offense, excluding traffic violations and other minor offenses.

                  (ii) Willful misconduct which materially adversely affects the reputation or business activities of the Company and which continues after written notice thereof from the Board of Directors of the Company to such employee or director stating with specificity the alleged dishonesty or misconduct and, if requested by the employee within 10 days thereafter, such employee is afforded a reasonable opportunity to be heard before the Board of Directors of the Company.

                  (iii) Substance abuse, including abuse of alcohol or use of illegal narcotics, and other drugs or substances, for which such employee or director fails to undertake and maintain treatment after 15 days after requested by the Company.

                  (iv) Misappropriation of funds or other material acts of dishonesty involving the Company.

                  (v) Any employee's continuing material failure or refusal to perform his duties or to carry out in all material respects the lawful directives of the Board of Directors of the Company.

     "CERTIFICATE OF INCORPORATION" shall mean the Company's Amended and Restated Certificate of Incorporation, including all certificates of designation with respect thereto, a copy of which is attached hereto as Exhibit B, as may be amended from time to time.

     "CHANGE OF CONTROL" shall mean (i) a consolidation or merger involving the Corporation, (ii) the sale, lease, or transfer of all or substantially all of the assets of the Corporation, or (iii) any other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for or converted into cash, securities of another corporation or business organization (including the surviving entity of a merger), or other property, unless, in the case of clauses (i) or (iii), the holders of a majority of the outstanding shares of Series B Preferred Stock have consented that such transaction shall not constitute a Change of Control.

     "CONVERSION RATIO" shall, with respect to any share of Series B Preferred, have the meaning set forth in the Certificate of Incorporation.

     "DEFAULTING STOCKHOLDER" shall have the meaning set forth in Section 4.2(a) of the Stock Purchase Agreement.

     "DISABILITY" shall mean a physical or mental infirmity which impairs the Management Stockholder's ability to substantially perform his or her duties with the Company for a period of one hundred eighty consecutive days and the Management Stockholder has not returned to his or her full time employment prior to the applicable date.

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     "DISPOSITION" shall mean any sale, assignment, hypothecation, gift, inter vivos transfer, pledge, hedge, mortgage or other encumbrance, or any other disposition of capital stock of the Company whatsoever, whether voluntary or involuntary, excluding, in the case of JPMP, any grant of a participation interest as described in the Regulatory Sideletter.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time and any successor statute thereto.

     "INITIAL PUBLIC OFFERING" shall mean the registered public offering of equity securities of the Company pursuant to a registration statement that has been declared effective under the Securities Act.

     "INVESTOR STOCKHOLDERS" shall mean the Stockholders designated as such on Exhibit A.

     "JPMP" means J.P. Morgan Partners (BHCA), L.P., a Delaware limited partnership, or its permitted successors and assigns that are Affiliates of J.P. Morgan Partners (BHCA), L.P.

     "LIQUIDATION EVENT" shall have the meaning set forth in the Certificate of Designations designating the Series B Preferred.

     "MANAGEMENT STOCK" shall mean all shares of Common Stock now or hereafter owned by any of the Management Stockholders that initially were purchased from the Company at a split adjusted price of $.04412 per share on or about January 31, 2002 and any and all securities of any kind whatsoever of the Corporation which may be issued on or after the date hereof in respect of, in exchange for, or upon conversion of such shares of Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Corporation or otherwise.

     "MANAGEMENT STOCKHOLDERS" shall mean the Stockholders designated as such on Exhibit A.

     "MARKETABLE SECURITIES" shall mean freely tradable common stock (with no restrictions on disposition under applicable law or contract) approved for listing on the New York Stock Exchange or admitted to trading and quoted in the Nasdaq National Market system of a corporation with a market value of its outstanding common stock owned by non-affiliates in excess of $50,000,000.

     "NON-PARTICIPATING STOCKHOLDER" shall have the meaning set forth in Section
4.1 of the Stock Purchase Agreement.

     "ORIGINAL COST" shall mean, with respect to a particular share of capital stock of the Company, the amount originally paid to the Company to purchase such share.

     "PERMITTED TRANSFEREE" with respect to a transferor Stockholder means (i) the spouse of the transferor Stockholder, (ii) a trust, or family partnership, the sole beneficiary of which is the transferor Stockholder, the spouse of or, any Person related by blood or adoption to,


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the transferor Stockholder, or (iii) the partners, the members or stockholders or Affiliates of an Investor Stockholder; provided that a Permitted Transferee under this clause (iii) may not compete with the Company directly or indirectly or engage in any aspect of the oil and gas industry other than providing financing to or investing in businesses within such industry; provided, however, that any such transfers contemplated by (i) through (iii) do not conflict with or constitute a violation of state or federal securities laws. For purpose of clause (iii) above, an Affiliate of an investor shall not be deemed to be competing with the Company if it, through its engagement in the private equity business, owns, directly or indirectly, interests or securities in portfolio companies that compete with the Company or engage in any aspect of the oil and gas industry.

     "PERSON" shall mean an individual, partnership, limited partnership, limited liability company, foreign limited liability company, trust, estate, corporation, custodian, trustee-executor, administrator, nominee or entity in a representative capacity.

     "PERSONAL REPRESENTATIVE" shall mean the executor, administrator, guardian, or other personal representative of any natural person who has become deceased or subject to disability, or any successor or assignee thereof whether by operation of law or otherwise.

     "PROPORTIONATE PERCENTAGE" shall mean, with respect to a Stockholder, a fraction (expressed as a percentage) the numerator of which is the number of shares of Common Stock, Series A Preferred and Series B Preferred held by such Stockholder (calculated on the basis that all shares of Series B Preferred have been converted at the Conversion Ratio, and all shares of Series A Preferred have been converted at the "Conversion Ratio" as defined in the Certificate of Designations for the Series A Preferred Stock) and the denominator of which is
(i) in a situation where the Proportionate Percentage is being calculated with respect to all Stockholders, the total number of shares of Common Stock, Series A Preferred and Series B Preferred (calculated on the basis that all shares of Series B Preferred have been converted at the Conversion Ratio and all shares of Series A Preferred have been converted at the "Conversion Ratio" as defined in the Certificate of Designations for the Series A Preferred Stock) held by all Stockholders at the time in question and (ii) in a situation where the Proportionate Percentage is being calculated with respect to a particular group of Stockholders, the total number of shares of Common Stock, Series A Preferred and Series B Preferred (calculated on the basis that all shares of Series B Preferred Stock have been converted at the Conversion Ratio and all shares of Series A Preferred have been converted) held by the members of such group.

     "REGULATORY SIDELETTER" means the Regulatory Sideletter dated as of the date hereof between the Company and JPMP.

     "QUALIFIED MERGER" shall mean a merger of the Company with another corporation that is a Qualified Public Company, or a subsidiary of a Qualified Public Company, in which the Current Market Value of the consideration received for one share of Series B Preferred pursuant to paragraph 4 of the Certificate of Designations for the Series B Preferred Stock is at least $7.50 per share and which consideration consists of cash and/or Marketable Securities of such Qualified Public Company.

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     "QUALIFIED PUBLIC COMPANY" shall mean a corporation whose common stock is authorized and approved for listing on the New York Stock Exchange or admitted to trading and quoted in the Nasdaq National Market system and the market value of the outstanding common stock of which corporation owned by non-affiliates of such corporation is in excess of $50,000,000.

     "QUALIFIED PUBLIC OFFERING" shall mean any firm commitment underwritten offering of Common Stock to the public pursuant to an effective registration statement under the Securities Act (i) for which the aggregate gross proceeds to the Corporation are not less than fifty million dollars ($50,000,000), (ii) in which each share of Series B Preferred converts pursuant to paragraph 5 of the Certificate of Designations for the Series B Preferred Stock into shares of Common Stock that have an aggregate value, based on the price to public in such offering, of at least $7.50 per share, and (iii) pursuant to which shares of Common Stock are authorized and approved for listing on the New York Stock Exchange or admitted to trading and quoted in the Nasdaq National Market system.

     "SALE OF THE COMPANY" means, in one or a series of related transactions, sale of (i) all or substantially all the capital stock of the Company or (ii) all or substantially all of the assets of the Company, determined on a consolidated basis, in each case to a Person or group of Persons who are not Affiliates of any Investor Stockholder, whether by way of merger, share exchange, consolidation, sale of stock or assets, or otherwise.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time and any successor statute thereto.

     "SERIES A CONVERSION SHARES" shall mean those shares of Common Stock issued upon conversion of the Series A Preferred.

     "SERIES B CONVERSION SHARES" shall mean those shares of Common Stock issued upon conversion of the Series B Preferred.

     "UNVESTED SHARES" means shares of Management Stock that are not Vested Shares.

     "VESTED SHARES" means shares of Management Stock that have become vested pursuant to Section 4.1 hereof due to both Dollar Vesting and Time Vesting.

          SECTION 1.2 RELATED DEFINITIONAL MATTERS.

          As used in this Agreement, pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context clearly otherwise requires. As used in this Agreement, the term "including" shall be construed to be expansive rather than limiting in nature and to mean "including, without limitation," except where the context clearly otherwise requires.


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          SECTION 1.3 CAPITAL STOCK SUBJECT TO AGREEMENT.

          Except as specifically provided otherwise in this Agreement, this Agreement shall extend and apply to all shares of capital stock now owned by each of the Stockholders and to all shares of capital stock of the Company as may hereafter be acquired by any of the Stockholders, whether such shares constitute the separate property or community property of any of the individual Stockholders, and regardless of the capacity in which title to such shares is held or taken. This Agreement shall also apply to all shares of capital stock of the Company to which the spouse of any Stockholder is entitled by virtue of any community property or any other laws.

                                   ARTICLE II

                                  STOCKHOLDERS

          SECTION 2.1 STOCKHOLDERS.

          The Stockholders of the Company and the number of shares of capital stock of the Company held by each are set forth in Exhibit A as such exhibit may be amended and updated from time to time.

          SECTION 2.2 PREEMPTIVE RIGHTS FOR EQUITY SECURITIES ISSUED BY THE
                      COMPANY.

                  (a) Except in the case of Excluded Securities (as hereinafter defined), the Company shall not, and shall cause its subsidiaries not to, issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange any of the equity securities of the Company or any subsidiary of the Company (including without limitation any shares of Common Stock, Series A Preferred or Series B Preferred, or rights to acquire any such shares, whether or not immediately exercisable and whether evidenced by an option, warrant, convertible security or other instrument or agreement) (collectively, "Stock"), unless in each case the Company shall have first offered or caused such subsidiary to offer (the "Preemptive Offer") to sell such Stock to the Investor Stockholders (the "Offered Securities") by delivery to such Investor Stockholders of written notice of such offer stating the Company or subsidiary, as the case may be, proposes to sell such Offered Securities, the number or amount of the Offered Securities proposed to be sold, the proposed purchase price therefor and any other terms and conditions of such offer. The Preemptive Offer shall by its terms remain open and irrevocable for a period of 20 days from the date it is delivered by the Company (the "Preemptive Offer Period").

                  (b) Each Investor Stockholder shall have the option, exercisable at any time during the Preemptive Offer Period by delivering written notice to the Company (a "Preemptive Offer Acceptance Notice"), to subscribe for
(i) the number or amount of such Offered Securities up to its Proportionate Percentage (calculated with respect to the Investor Stockholders only) of the total number or amount of Offered Securities proposed to be issued and (ii) up to its Proportionate Percentage (calculated with respect to the Investor Stockholders only) of the Offered Securities not subscribed for by other Investor Stockholders as specified in its


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Preemptive Offer Acceptance Notice. Any Offered Securities not subscribed for by an Investor Stockholder shall be deemed to be re-offered to and accepted by the Investor Stockholders exercising their options specified in clause (ii) of the immediately preceding sentence with respect to the lesser of (A) the amount specified in their respective Preemptive Offer Acceptance Notices and (B) an amount equal to their respective Proportionate Percentages (calculated with respect to the Investor Stockholders only) with respect to such deemed offer. Such deemed offer and acceptance procedures described in the immediately preceding sentence shall be deemed to be repeated until either (x) all of the Offered Securities are accepted by the Investor Stockholders or (y) no Investor Stockholder desires to subscribe for more Offered Securities. The Company shall notify each Investor Stockholder within five days following the expiration of the Preemptive Offer Period of the number or amount of Offered Securities which such Investor Stockholder has subscribed to purchase.

                  (c) If Preemptive Offer Acceptance Notices are not given by the Investor Stockholders for all the Offered Securities, the Company shall have 45 days from the expiration of the Preemptive Offer Period to sell all or any part of such Offered Securities as to which Preemptive Offer Acceptances Notices have not been given by the Investor Stockholders (the "Refused Securities") to any other Persons, but only upon terms and conditions in all material respects, including price, which are no more favorable, in the aggregate, to such other Persons or less favorable to the Company than those set forth in the Preemptive Offer. Upon the closing, which shall include full payment to the Company, of the sale to such other Persons of all the Refused Securities, the Investor Stockholders shall purchase from the Company, and the Company shall sell to the Investor Stockholders, the Offered Securities with respect to which Preemptive Offer Acceptance Notices were delivered by the Investor Stockholders, at the terms specified in the Preemptive Offer. In each case, any Offered Securities not purchased by the Investor Stockholders or any other Persons in accordance with this Section 2.2 may not be sold or otherwise disposed of until they are again offered to the Investor Stockholders under the procedures specified in this Section 2.2.

                  (d) The preemptive rights of the Investor Stockholders under this Section 2.2 shall not apply to the following Securities (the "Excluded Securities"):

                         (i) up to 7,850,000 shares of Common Stock issued to officers, employees or directors of, or consultants to, the Company or its subsidiaries pursuant to the terms of any stock option or similar stock incentive plan (including the Company's 2002 Stock Option Plan, as amended, and 2003 Stock Option Plan) adopted by the Board of Directors of the Company, including a majority of the Investor Nominees;

                         (ii) Stock issued as consideration to the sellers in connection with an acquisition by the Company in a bona fide arms length transaction, the terms of which have been approved by a majority of the Investor Nominees (as defined below) or Stock issued in connection with the transactions contemplated by that certain Letter of Intent, dated as of March 11, 2002 by and between the Company and the Crow Tribe and related letters;

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                         (iii) Stock issued upon the exercise or conversion of
     any Stock issued in compliance with this Section 2.2;

                         (iv) Stock issued in a Qualified Public Offering;

                         (v) Stock issued as a stock dividend or upon any stock split or other pro-rata subdivision or combination of the Stock;

                         (vi) Stock issued to any Person that is not a Stockholder or an Affiliate of any Stockholder, so long as holders of shares representing 60% of the outstanding shares of Series B Preferred have approved the waiver of the pre-emptive rights with respect to such issuance;

                         (vii) Stock issued at any time after a Qualified Public Offering;

                         (viii) Stock held by a subsidiary of the Company which stock is transferred to the Company by such subsidiary;

                         (ix) Up to 455,635 shares of Series A Preferred that may be issued pursuant to that certain Convertible Promissory Note, dated as of March 27, 2002, by and between the Company and Hennie L.J.M. Gieskes;

                         (x) Shares of Series B Preferred issued pursuant to the Stock Purchase Agreement and shares of Common Stock issued upon the Conversion of those shares of Series B Preferred;

                         (xi) Up to 200,000 shares of Series B Preferred that may be issued pursuant to the Company's 2003 Employee Restricted Stock Purchase Plan and 2004 Employee Restricted Stock Purchase Plan (the "Purchase Plans");

                         (xii) Up to 200,000 shares of Series B Preferred that may be issued to Thomas B. Tyree, Jr. ("Tyree") upon the exercise of an option to purchase such shares for $5.00 per share until July 3, 2003 granted to Tyree (the "Tyree Option Shares"); and

                         (xiii) Up to 50,000 shares of Series B Preferred that may be issued to Francis B. Barron ("Barron") upon the exercise of an option to purchase such shares for $5.00 per share until March 31, 2004 granted to Barron (the "Barron Option Shares").


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                                   ARTICLE III

                  RESTRICTIONS ON DISPOSITIONS OF CAPITAL STOCK

          SECTION 3.1 RESTRICTIONS ON DISPOSITIONS.

                  (a) No Stockholder, any spouse of any Stockholder, any Personal Representative of any Stockholder, or any legal representative, agent or assignee of any Stockholder, as the case may be, shall make any Disposition of any shares of capital stock of the Company, except as provided in this
Article III. The parties agree that the restrictions contained in this Agreement are fair and reasonable and in the best interests of the Company and the Stockholders.

                  (b) Anything in this Agreement to the contrary notwithstanding, no Disposition of capital stock of the Company otherwise permitted or required by this Agreement shall be made unless such Disposition is in compliance with federal and state securities laws, including without limitation the Securities Act and the rules and regulations thereunder. If any such Disposition is made pursuant to an exemption from such laws, rules and regulations, such Disposition shall be made only upon the Stockholder first having delivered to the Company a favorable written opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that the proposed sale or transfer is exempt from registration under the Securities Act and any applicable state securities laws; provided, however, that no such opinion of counsel shall be required for (A) a transfer by a Stockholder to a Permitted Transferee if, in each case, the Permitted Transferee agrees in writing to be subject to the terms and conditions hereof to the same extent as if such Permitted Transferee were an original Stockholder hereunder, or (B) a sale duly made in compliance with Rule 144 promulgated under the Securities Act, or any successor or analogous rule to Rule 144, or if the Stockholder would be permitted to transfer the securities pursuant to paragraph (k) of Rule 144 (it being agreed that the Company shall have the right to receive evidence satisfactory to it regarding compliance with such Rule or any successor or analogous rule prior to the registration of any such transfer), or (C) a Disposition pursuant to an effective registration statement.

                  (c) Anything in this Agreement to the contrary notwithstanding, unless otherwise agreed to in writing by the Company and each of the Stockholders, no Disposition of capital stock otherwise permitted or required by this Agreement shall be effective unless and until any transferee who is not already a party to this Agreement (and such transferee's spouse, if applicable) shall execute and deliver to the Company an Addendum Agreement in the form attached hereto as Exhibit D in which such transferee (and such transferee's spouse, if applicable) agrees to be bound by this Agreement and to observe and comply with this Agreement and with all obligations and restrictions imposed on Stockholders hereby; each person to whom a Disposition of capital stock is permitted by this Agreement who receives a Disposition of capital stock during the period when this Agreement is in effect, and who agrees in writing to be bound by the provisions hereof, shall thereafter become a "Stockholder" for all purposes of this Agreement. Such transferee shall become a Management Stockholder if the transferor was a Management Stockholder or an Investor Stockholder if the transferor was an Investor Stockholder; provided, however, that each transferee who receives a Disposition of capital stock that is an Affiliate of or is then (i) an Investor Stockholder, shall become or remain an Investor Stockholder for all purposes of this Agreement and (ii) a Management Stockholder or spouse thereof, shall become or remain a Management Stockholder for all purposes of this Agreement.

                  (d) Dispositions of capital stock may only be made in strict compliance with all applicable terms of this Agreement, and any purported Disposition of capital stock that does not so comply with all applicable provisions of this Agreement shall be null and void and of no force or effect, and the Company shall not recognize or be bound by any such purported Disposition and shall not effect any such purported Disposition on the stock transfer books of the Company.

                  (e) All shares of Common Stock, Series A Preferred, and Series B Preferred held by the Company, as treasury stock or otherwise, or any subsidiary thereof shall not be deemed outstanding for any purpose under this Agreement or the Bylaws of the Company.

                  (f) Prior to the consummation of an Initial Public Offering, all newly issued shares of capital stock of the Company shall only be issued to Persons who become party to this Agreement; provided however, that each transferee who (i) is an employee or consultant of the Company shall become a Management Stockholder for all purposes of this Agreement, and (ii) is not an employee or consultant of the Company shall have such designation, if any, as shall be determined by the Board of Directors of the Company, with the concurrence of a majority of the Investor Nominees.

                  (g) No transfer of Management Stock or Series A Preferred or Series B Preferred held by Management Stockholders may be made pursuant to this
Article III by a Management Stockholder prior to March 28, 2007, or such earlier date that such Management Stockholder reaches the age of 75; provided however, that a Management Stockholder may transfer or make a Disposition otherwise in compliance with the provisions of this Article III with respect to an aggregate number of shares of Series A Preferred equal to up to an aggregate of 8% of such Management Stockholder's initial purchases of Series A Preferred in March 2002 and such Management Stockholder's aggregate purchases of Series B Preferred initially issued pursuant to the Purchase Plan at any time on or before March 28, 2003, an aggregate of 16% of such shares on or before March 28, 2004, an aggregate of 24% of such shares on or before March 28, 2005, an aggregate of 32% of such shares on or before March 28, 2006, and an aggregate of 40% of such shares on or before March 28, 2007; and further provided, however that William
J. Barrett may transfer up to 400,000 shares of Management Stock to Tyree and John F. Keller may transfer an aggregate of 226,654 shares of Management Stock to his children, which transfers shall not be subject to the provisions of Sections 3.3 or 3.5 of this Agreement.

          SECTION 3.2 PERMITTED TRANSFERS.

                  (a) Subject to the provisions of Section 3.1, an A Round Holder or its Personal Representative may at any one time prior to the time that the Company's Common Stock is registered (an "Exchange Act Registration") pursuant to Section 12(b) or 12(g) under the Exchange Act, or any successor provision, transfer any or all of his or its shares of capital stock to any person who is a Permitted Transferee with respect to the transferor Stockholder, and such Permitted Transferee shall not be entitled to make any transfers or Dispositions prior to Exchange Act Registration. Subject to the provisions of Section 3.1, a Stockholder (other than an A Round Stockholder) or his Personal Representative may at any time or times and, following Exchange Act Registration, an A Round Holder may transfer any or all of his or its shares of capital stock to any Person who is a Permitted Transferee with respect to the transferor Stockholder.

                  (b) A transfer or Disposition of any kind or character otherwise prohibited by this Agreement may be permitted if approved by the holders of shares representing 60% or more of the outstanding shares of Series B Preferred.

                  (c) Any transfer to a Permitted Transferee made pursuant to this Section 3.2 shall not be subject to the terms of Sections 3.3 through 3.9 hereof.

                  (d) Notwithstanding the provisions of this Section 3.2, a Stockholder may not make a Disposition of capital stock of the Company to a Permitted Transferee if such Disposition has as a purpose the avoidance of restrictions on Dispositions in this Agreement (it being understood that, solely for such determination, at a minimum, the Permitted Transferee shall have subsequently ceased to be a Permitted Transferee of the Stockholder that made such Disposition to such Permitted Transferee).

          SECTION 3.3 NOTICE OF RIGHT OF FIRST REFUSAL.

          In the event that an A Round Stockholder, an Investor Stockholder or a Management Stockholder (subject to the restrictions in Section 3.1(g)) receives a bona fide written offer (a "Third Party Offer") for the purchase of all or a part of his or its capital stock (or any rights or interests therein) of the Company that such A Round Stockholder, Investor Stockholder or Management Stockholder desires to accept, such A Round Stockholder, Investor Stockholder or Management Stockholder (the "Offeror Stockholder") agrees to give written notice of such Third Party Offer (the "Notice of Right of First Refusal") to the Secretary of the Company and, within five business days after receipt of the Notice of Right of First Refusal by the Company, the Company will send a copy of the Notice of Right of First Refusal to the other Stockholders (the "Other Stockholders") specified below in this Article III. The notice must set forth the name of the proposed transferee (the "Third Party"), the number and class of shares to be transferred (the "Offered Stock"), the price per share (the "Offer Price"), all details of the payment terms and all other terms and conditions of the proposed transfer. A Third Party Offer may not contain provisions related to any property other than the capital stock of the Company held by the Offeror Stockholder, and the Offer Price shall be expressed only in terms of cash or credit terms contained in the proposed transfer. The Offeror Stockholder shall deliver such Notice of Right of First Refusal to the parties noted above promptly upon receiving such Third Party Offer, but in any event not less than thirty (30) days prior to the date of the proposed transfer.

          The last date that the Notice of Right of First Refusal is received by the applicable Other Stockholders shall constitute the "First Refusal Notice Date." The Company shall be obligated to promptly determine the First Refusal Notice Date following its receipt of a Notice of Right of First Refusal, and such date shall be promptly communicated in writing by the Company to all applicable Other Stockholders within five (5) business days of the determination of such date.

          SECTION 3.4 RIGHTS OF FIRST REFUSAL FOR SERIES A PREFERRED HELD BY
                      NON-MANAGEMENT STOCKHOLDERS.

                  (a) Primary Right Of First Refusal. The Company shall have the sole and exclusive option for a period of ten (10) days following the First Refusal Notice Date to acquire, on the terms specified in the Notice of Right of First Refusal, any Offered Stock that is Series A Preferred held by an Offeror Stockholder other than a Management Stockholder. The Company may exercise such option by giving written notice of exercise to the Offeror Stockholder and to all Investor Stockholders prior to the termination of the Company's option period. Such notice of exercise shall refer to the Notice of Right of First Refusal and shall set forth the number of shares of capital stock to be acquired by the Company and a reasonable place and time within 20 days after the date thereof for the closing of the purchase and sale of the Offered Stock.

                  (b) Secondary Right of First Refusal. In the event that the Company elects to purchase less than all the Offered Stock that is Series A Preferred held by an Offeror Stockholder other than a Management Stockholder, the Investor Stockholders shall have the exclusive option from the 11th to the 30th day following the First Refusal Notice Date to acquire all or any portion of the Offered Stock in accordance with the provisions of the Notice of Right of First Refusal. The Investor Stockholders may, by agreement, allocate among themselves the right to acquire such part of the Offered Stock. In the absence of such an agreement among the Investor Stockholders, each Investor Stockholder will be entitled to give written notice to the Offeror Stockholder, to the Company and to the Investor Stockholders, from the eleventh day to the twentieth day following the First Refusal Notice Date, of such Investor Stockholder's election ("Election Notice") to acquire all or any part of its Proportionate Percentage (calculated solely with respect to the Investor Stockholders) of the Offered Stock that is not being acquired by the Company or the Investor Stockholders including a statement of the maximum number of shares of Offered Stock that such Investor Stockholder is willing to purchase.

                  (c) Any Offered Stock not subscribed for pursuant to Section 3.4(b) by the Investor Stockholders shall be deemed to be re-offered to and accepted by the Investor Stockholders exercising their rights to purchase Offered Stock with respect to the lesser of (A) the amount specified in their respective Election Notices and (B) an amount equal to their respective Proportionate Percentages (calculated solely with respect to the Investor Stockholders) with respect to such deemed offer. Such deemed offer and acceptance procedures described in the immediately preceding sentence shall be deemed to be repeated until either (x) all of the Offered Stock is accepted by the Investor Stockholders or (y) no Investor Stockholder desires to subscribe for more Offered Stock. The Company shall notify each Investor Stockholder within five days following the expiration of the period described in Section 3.4(b) of the number or amount of Offered Stock which such Stockholder has subscribed to purchase and shall set a reasonable place and time from the date thereof for the closing of the purchase and sale of the Offered Stock.

                  (d) If the Company and the Investor Stockholders do not purchase all of the Offered Stock, the remaining Offered Stock (or any portion thereof) may be sold by the Offeror Stockholder at any time within ninety (90) days after the date of the Third Party Offer, subject to the provisions of
Section 3.1 hereof. Any such sale shall not be at less than the price or upon terms and conditions more favorable to the purchaser than those specified in the Third Party Offer.

          SECTION 3.5 RIGHTS OF FIRST REFUSAL FOR STOCK HELD BY MANAGEMENT
                      STOCKHOLDERS.

                  (a) Primary Right Of First Refusal. The Management Stockholders (the "Other Management Stockholders") other than an Offeror Stockholder that is a Management Stockholder shall have the sole and exclusive option for a period of ten (10) days following the First Refusal Notice Date to acquire, on the terms specified in the Notice of Right of First Refusal, any Offered Stock held by an Offeror Stockholder that is a Management Stockholder. The Other Management Stockholders may, by agreement, allocate among themselves the right to acquire such part of the Offered Stock. In the absence of such an agreement among the Other Management Stockholders, each Other Management Stockholder will be entitled to give written notice to the Offeror Stockholder, to the Company and to the Other Management Stockholders, on or before the eleventh day following the First Refusal Notice Date, of such Other Management Stockholder's election ("Election Notice") to acquire all or any part of its Proportionate Percentage (calculated solely with respect to the Other Management Stockholders) of the Offered Stock, including a statement of the maximum number of shares of Offered Stock that such Other Management Stockholder is willing to purchase. Any Offered Stock not subscribed for pursuant to this Section 3.5(a) by the Other Management Stockholders shall be deemed to be re-offered to and accepted by the Other Management Stockholders exercising their rights to purchase Offered Stock with respect to the lesser of (A) the amount specified in their respective Election Notices and (B) an amount equal to their respective Proportionate Percentages (calculated solely with respect to the Other Management Stockholders) with respect to such deemed offer. Such deemed offer and acceptance procedures described in the immediately preceding sentence shall be deemed to be repeated until either (x) all of the Offered Stock is accepted by the Other Management Stockholders or (y) no Other Management Stockholder desires to subscribe for more Offered Stock. The Company shall notify each Other Management Stockholder within five days following the expiration of the period described in this Section 3.5(a) of the number or amount of Offered Stock which such Stockholder has subscribed to purchase and shall set a reasonable place and time from the date thereof for the closing of the purchase and sale of the Offered Stock.

                  (b) Secondary Right of First Refusal. In the event that the Other Management Stockholders elect to purchase less than all the Offered Stock pursuant to Section 3.5(a), the Investor Stockholders shall have the exclusive option from the 11th to the 30th day following the First Refusal Notice Date to acquire all or any portion of the Offered Stock in accordance with the provisions of the Notice of Right of First Refusal. The Investor

Stockholders may, by agreement, allocate among themselves the right to acquire such part of the Offered Stock. In the absence of such an agreement between the Investor Stockholders, each Investor Stockholder will be entitled to give a written Election Notice to the Offeror Stockholder, to the Company and to the other Investor Stockholders, from the eleventh day to the twentieth day following the First Refusal Notice Date, of such Investor Stockholder's election to acquire all or any part of its Proportionate Percentage (calculated solely with respect to the Investor Stockholders) of the Offered Stock that is not being acquired by the Other Management Stockholders or the Investor Stockholders including a statement of the maximum number of shares of Offered Stock that such Investor Stockholder is willing to purchase.

                  (c) Any Offered Stock not subscribed for pursuant to Section 3.5(b) by the Investor Stockholders shall be deemed to be re-offered to and accepted by the Investor Stockholders exercising their rights to purchase Offered Stock with respect to the lesser of (A) the amount specified in their respective Election Notices and (B) an amount equal to their respective Proportionate Percentages (calculated solely with respect to the Investor Stockholders) with respect to such deemed offer. Such deemed offer and acceptance procedures described in the immediately preceding sentence shall be deemed to be repeated until either (x) all of the Offered Stock is accepted by the Investor Stockholders or (y) no Investor Stockholder desires to subscribe for more Offered Stock. The Company shall notify each Investor Stockholder within five days following the expiration of the period described in Section 3.5(b) of the number or amount of Offered Stock which such Stockholder has subscribed to purchase and shall set a reasonable place and time from the date thereof for the closing of the purchase and sale of the Offered Stock.

                  (d) If the Other Management Stockholders and the Investor Stockholders do not purchase all of the Offered Stock, the remaining Offered Stock (or any portion thereof) may be sold by the Offeror Stockholder at any time within ninety (90) days after the date of the Third Party Offer, subject to the provisions of Section 3.1 hereof. Any such sale shall not be at less than the price or upon terms and conditions more favorable to the purchaser than those specified in the Third Party Offer.

          SECTION 3.6 RIGHTS OF FIRST REFUSAL FOR SERIES B PREFERRED.

                  (a) Primary Right Of First Refusal. The Investor Stockholders other than an Offeror Stockholder that is an Investor Stockholder (the "Other Investor Stockholders") shall have the sole and exclusive option for a period of ten (10) days following the First Refusal Notice Date to acquire, on the terms specified in the Notice of Right of First Refusal, any Offered Stock that is Series B Preferred held by an Offeror Stockholder that is an Investor Stockholder. The Other Investor Stockholders may, by agreement, allocate among themselves the right to acquire such part of the Offered Stock. In the absence of such an agreement among the Other Investor Stockholders, each Other Investor Stockholder will be entitled to give a written Election Notice to the Offeror Stockholder, to the Company and to the remaining Other Investor Stockholders, on or before the eleventh day following the First Refusal Notice Date, of such Other Investor Stockholder's election to acquire all or any part of its Proportionate Percentage (calculated solely with respect to the Other Investor Stockholders) of the Offered Stock that is not being acquired by the Other Investor Stockholders including a statement of the maximum number of shares of Offered Stock that such Other Investor Stockholder is willing to purchase. Any Offered Stock not subscribed for pursuant to this
Section 3.6(a) by the Other Investor Stockholders shall be deemed to be re-offered to and accepted by the Other Investor Stockholders exercising their rights to purchase Offered Stock with respect to the lesser of (A) the amount specified in their respective Election Notices and (B) an amount equal to their respective Proportionate Percentages (calculated solely with respect to the Other Investor Stockholders) with respect to such deemed offer. Such deemed offer and acceptance procedures described in the immediately preceding sentence shall be deemed to be repeated until either (x) all of the Offered Stock is accepted by the Other Investor Stockholders or (y) no Other Investor Stockholder desires to subscribe for more Offered Stock. The Company shall notify each Other Investor Stockholder within five days following the expiration of the period described in this Section 3.6(a) of the number or amount of Offered Stock which such Stockholder has subscribed to purchase and shall set a reasonable place and time from the date thereof for the closing of the purchase and sale of the Offered Stock.

                  (b) Secondary Right of First Refusal. In the event that the Other Investor Stockholders elect to purchase less than all the Offered Stock pursuant to Section 3.6(a), the Company shall have the exclusive option from the 11th to the 30th day following the First Refusal Notice Date to acquire all or any portion of the Offered Stock in accordance with the provisions of the Notice of Right of First Refusal by giving a written Election Notice to the Offeror Stockholder and to the Other Investor Stockholders, from the eleventh day to the twentieth day following the First Refusal Notice Date, of the Company's election to acquire all or any part of the Offered Stock that is not being acquired by the Other Investor Stockholders.

                  (c) If the Other Investor Stockholders and the Company do not purchase all of the Offered Stock, the remaining Offered Stock (or any portion thereof) may be sold by the Offeror Stockholder at any time within ninety (90) days after the date of the Third Party Offer, subject to the provisions of
Section 3.1 and Section 3.9 hereof. Any such sale shall not be at less than the price or upon terms and conditions more favorable to the purchaser than those specified in the Third Party Offer. In the event the Third Party Offeror will only purchase all of the Offered Stock after taking into consideration the rights set forth in Section 3.9, the Offeror Stockholder may rescind the Election Notices of the Investor Stockholders and the Company, if such Election Notices are, in the aggregate, for less than all the Offered Stock.

          SECTION 3.7 PURCHASE PRICE.

          The total purchase price (the "Purchase Price") for all the capital stock to be purchased pursuant to Section 3.4, 3.5 and/or 3.6 will be the total purchase price for the proposed transfer, and upon the same terms and conditions, as set forth in the Third Party Offer.

          SECTION 3.8 COMPLIANCE REQUIRED.

          Any Disposition described in Sections 3.3 through 3.7 hereof of a Stockholder's capital stock without complying with the giving of a Notice of Right of First Refusal and the Right of First Refusal provisions of this Article III shall be void, and the Company shall issue a Notice of Right of First Refusal upon discovery of such transfer, a copy of which shall be sent to the person or entity making such transfer, his or its transferee, and the Company. The duty of the Company to see to the issuance of such Notice of Right of First Refusal shall not be considered to be elective, but shall be mandatory. Upon the giving of the Notice of Right of First Refusal, the time period for the exercise of the options specified in Sections 3.4, 3.5 and 3.6 shall commence running.

          SECTION 3.9 CERTAIN RIGHTS OF INCLUSION.

                  (a) If all or any part of the shares of Series B Preferred proposed to be transferred by an Investor Stockholder to a proposed transferee have not been purchased pursuant to Section 3.6 hereof, the Offeror Stockholder shall not, individually or collectively, in any transaction, sell or otherwise dispose of shares of Series B Preferred held by such Stockholder to a third party, other than to a Permitted Transferee, unless the terms and conditions of the Third Party Offer include an offer, at the Offer Price and on the same terms as the offer to the selling Investor Stockholders, to each of the other Investor Stockholders (the "Offerees"), to include at the option of each Offeree, in the sale or other disposition to the Third Party, a number of shares of Series B Preferred owned by each Offeree determined in accordance with this Section 3.9.

                  (b) The Investor Stockholder that receives the Third Party Offer (the "Selling Stockholder") shall cause the Third Party Offer to be reduced to writing (which writing shall include an offer to purchase or otherwise acquire shares of Series B Preferred from the Offerees as required by this Section 3.9 and a time and place designated for the closing of such purchase, which time shall not be less than 20 days after delivery of such notice and no more than 60 days after such delivery date) and shall send written notice of the Third Party Offer together with a copy of the Third Party Offer (the "Inclusion Notice") to each of the Offerees in the manner specified in
Section 6.1 hereof.

                  (c) Each Offeree shall have the right (an "Inclusion Right"), exercisable by delivery of notice to the Selling Stockholder at any time within twenty (20) calendar days after delivery of the Inclusion Notice, to sell pursuant to the Third Party Offer a number of such Offeree's shares of Series B Preferred equal to his or its Proportionate Percentage (based on the shares held by the selling Stockholder and Offerees exercising their Inclusion Rights).

                  (d) The Offerees and the Selling Stockholder shall sell to the proposed transferee all, or at the option of the proposed transferee, any part of the shares of Series B Preferred proposed to be transferred by them at not less than the price and upon the terms and conditions, if any, not more favorable to the proposed transferee than those in the Inclusion Notice at the time and place provided for the closing in the Inclusion Notice, or at such other time and place as the Offerees, the Selling Stockholder, and the proposed transferee shall agree.

          SECTION 3.10 DRAG-ALONG RIGHTS.

                  (a) If the Board of Directors, including a majority of the Investor Nominees, or holders of 70% of the outstanding shares of Series B Preferred, votes in favor of a Sale of the Company (an "Approved Sale"), all Stockholders shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as
(A) a merger, share exchange or consolidation of the Company, or a sale of all or substantially all of the assets of the Company, each Stockholder shall vote in favor of the Approved Sale and shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale, or (B) a sale of all the capital stock of the Company, the Stockholders shall agree to sell all their shares of Common Stock, Series A Preferred, Series A Conversion Shares, Series B Preferred, and Series B Conversion Shares which are the subject of the Approved Sale, on the terms and conditions of such Approved Sale. The Stockholders shall take all necessary and desirable actions in connection with the consummation of the Approved Sale, including using their reasonable best efforts to obtain Board of Directors' consent to the Approved Sale and the execution of such agreements and such instruments and other actions reasonably necessary to (1) provide customary representations, warranties, indemnities, and escrow arrangements relating to such Approved Sale and (2) effectuate the allocation and distribution of the aggregate consideration upon the Approved Sale as set forth in Section 3.10(c) below. The Stockholders shall be permitted to sell their shares of capital stock pursuant to an Approved Sale without complying with any other provisions of Article III of this Agreement.

                  (b) The Investor Stockholders that have initiated an Approved Sale pursuant to Section 3.10(a) (whether directly or through the action of their respective Investor Nominees), shall represent and warrant, severally and not jointly, to the other Stockholders that no direct or indirect collateral benefit or supplemental consideration (whether or not in the nature of a tangible or intangible asset, money, property, security or other tangible benefits or opportunities) has been or is to be paid by such prospective purchaser or any other person to such Investor Stockholder or its Affiliates, in connection with the Approved Sale, and that such Approved Sale is not made as part of or in connection with any other transaction pursuant to which such Investor Stockholder will receive any additional benefit or consideration, based on such Investor Stockholder's ownership of capital stock of the Company (excluding any reasonable fees or commissions paid for consulting, advisory or other services). The foregoing provision shall not be deemed to prohibit a sale of the Company to any Person merely because such Person has, is currently having or intends to have a business relationship with one or more Stockholders.

                  (c) The obligations of the Stockholders pursuant to this
Section 3.10 are subject to the satisfaction of the following conditions:

                         (i) upon the consummation of the Approved Sale, each Stockholder shall receive the same proportion of the aggregate consideration from such Approved Sale that such holder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Certificate of Incorporation of the Company as in effect immediately prior to such Approved Sale (giving effect to applicable orders of priority);

                         (ii) if any Stockholders of a class are given an option as to the form and amount of consideration to be received, all Stockholders will be given the same option;

                         (iii) (A) all holders of options, warrants or similar rights to acquire capital stock of the Company ("Stock Equivalents") that are then currently exercisable will be given an opportunity to exercise such rights prior to the consummation of the Approved Sale (but only to the extent such Stock Equivalents are then vested or would be vested on an accelerated basis pursuant to the terms of their issuance) and participate in such sale as Stockholders, (B) all options issued under stock options plans of the Company that are then vested or would be vested on an accelerated basis pursuant to the terms of their issuance, but have not been exercised prior to the consummation of the Approved Sale, will be cancelled and the holders thereof will be entitled to receive in consideration therefor, at the election of the Company in the form of cash or securities that are distributed to stockholders pursuant to this Section 3.10, with a value (as determined pursuant to Section 3.10(c)(vi)) in an amount equal to the aggregate value of the Common Stock acquirable upon exercise of such options (with the value of such Common Stock being the value attributed to Common Stock pursuant to Section 3.10(c)(i) above) less the aggregate proceeds that would be payable by the option holders upon the exercise of all such options (without regard to any net exercise or cashless exercise basis), and (C) all options issued under stock option plans of the Company that are not then vested and would not be vested on an accelerated basis on the terms of their issuance will be cancelled without consideration;

                         (iv) no Stockholder shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Approved Sale (excluding modest expenditures for postage, copies, etc.) and no Stockholder shall be obligated to pay any portion (or shall be entitled to be reimbursed by the Company for that portion paid) that is more than its pro rata share (based upon the amount of consideration received) of reasonable expenses incurred in connection with a consummated Approved Sale, to the extent such costs are incurred for the benefit of all Stockholders, and are not otherwise paid by the Company or the acquiring party (costs incurred by or on behalf of a Stockholder for its sole benefit will not be considered costs of the transaction hereunder), provided that a Stockholder's liability for such expenses shall be capped at the total purchase price received by such Stockholder for its shares of capital stock, plus Stock Equivalents;

                         (v) no Stockholder shall be required to provide any representations, warranties or indemnities (other than pursuant to an escrow of consideration proportionate to the amount receivable under this
     Section 3.10) in connection with the Approved Sale, other than those required to be made pursuant to Section 3.10(b) to other Stockholders and those representations, warranties and indemnities concerning each Stockholder's valid ownership of shares of capital stock and Stock Equivalents, free of all liens and encumbrances (other than those arising under applicable securities laws), and each Stockholder's authority, power, and right to enter into and consummate such purchase or merger agreement without violating any other agreement to which such Stockholder is a party or its assets are bound; and

                         (vi) if some or all of the consideration received in connection with the Approved Sale is other than cash, then the valuation of such assets shall be deemed to have a dollar value equal to the fair market value of such assets as determined by the unanimous resolution of all directors of the Board of Directors of the Company; provided that if the Board of Directors of the Company does not or is unable to make such a determination of fair market value, such determination of fair market value shall be made by an investment banking firm of recognized national standing selected by a majority of the Investor Nominees, which firm shall be reasonably acceptable to a majority of the directors of the Board of Directors of the Company, and such firm shall be engaged and paid by the Company. The determination of fair market value of such investment banking firm (or, if such investment bank determines a range of fair market values, the mid-point of such range) shall be final and binding on all parties.

                  (d) If the Company and any of the Stockholders or their representatives, enter into any negotiation or transaction for which Rule 506 under the Securities Act (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Stockholder who is not an accredited investor (as such term is defined in Rule 501 under the Securities
Act) will, at the request of the Company or the Investor Stockholders, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Company or such Stockholders.

                  (e) The Persons initiating an Approved Sale shall have the right to require the Company to cooperate fully with potential acquirors of the Company in a prospective Sale of the Company by taking all customary and other actions reasonably requested by such Persons or such potential acquirors, including without limitation, making the Company's properties, books and records, and other assets available for inspection by such potential acquirors and making its employees available for interviews.

          SECTION 3.11 ENDORSEMENT OF STOCK CERTIFICATES.

                  (a) Conformed copies of this Agreement shall be filed with the Secretary of the Company and kept with the records at its principal office. An officer of the Company shall endorse each certificate representing the shares of capital stock of the Company heretofore or hereafter issued by the Company to the Stockholders by causing to be placed on the face thereof the following:

     TRANSFER IS SUBJECT TO RESTRICTIVE STOCK LEGENDS ON BACK

     and by causing to be placed on the back thereof the legend in substantially the following form:

     THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDERS' AGREEMENT DATED AS OF MARCH 28, 2002, BY AND AMONG THE COMPANY AND

     CERTAIN OTHER PERSONS, WHICH AGREEMENT CONTAINS, AMONG OTHER PROVISIONS, RESTRICTIONS ON THE TRANSFER, SALE OR OTHER DISPOSITION OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE. A COPY OF SUCH STOCKHOLDERS' AGREEMENT HAS BEEN FILED, AND IS AVAILABLE FOR REVIEW BY THE RECORD HOLDER OF THIS CERTIFICATE, AT THE PRINCIPAL OFFICE OF THE COMPANY.

                  (b) In addition to the legend required under Section 3.11(a) above, each Stockholder agrees that each certificate representing the shares of capital stock of the Company heretofore or hereafter issued by the Company shall also bear such other legends as required pursuant to the Stock Purchase Agreement. Any such legend shall be removed by the Company upon the request (which shall include customary representations and opinions of counsel if reasonably requested by the Company) of a Stockholder when such legend is no longer applicable.

          SECTION 3.12 SPECIFIC PERFORMANCE.

          Each of the parties to this Agreement acknowledges that it shall be impossible to measure in money the damage to the Company or the Stockholder(s), if any of them or any transferee or any legal representative of any party hereto fails to comply with any of the restrictions or obligations imposed by this
Article III, that every such restriction and obligation is material, and that in the event of any such failure, the Company or the Stockholder(s) shall not have an adequate remedy at law or in damages. Therefore, each party hereto consents to the issuance of an injunction or the enforcement of other equitable remedies against him at the suit of an aggrieved party without the posting of any bond or other security, to compel specific performance of all of the terms of this
Article III and to prevent any disposition of shares of capital stock in contravention of any terms of this Article III, and waives any defenses thereto, including, without limitation, the defenses of: (i) failure of consideration;
(ii) breach of any other provision of this Agreement; and (iii) availability of relief in damages.

          SECTION 3.13 GOVERNMENT COMPLIANCE.

          In connection with any closing of a Disposition pursuant to this
Article III, each of the parties to this Agreement shall (i) take all steps necessary and desirable to obtain all required third-party, governmental and regulatory consents and approvals to facilitate the consummation of such Disposition, and (ii) use reasonable efforts to delay any closing dates pursuant to this Article III to the extent required to allow any party to take such actions.

                                   ARTICLE IV

                         COMPANY RIGHTS AND OBLIGATIONS

          SECTION 4.1 VESTING AND REPURCHASE OF MANAGEMENT STOCK.

                  (a) The Company and the Management Stockholders hereby agree to be bound by the provisions of this Section 4.1 during the term of this Agreement notwithstanding (i) the provisions of Section 3 of the Subscription Agreements, dated as of January 31, 2002, by and between the Company and each of the Management Stockholders, or (ii) the provisions of the Founders Stockholders' Agreement. The Company and the Management Stockholders hereby agree that the Founders' Stockholders' Agreement is terminated in its entirety as of the date hereof. Each Management Stockholder's shares of Management Stock will become vested in accordance with the schedule set forth in this Section 4.1(a), if, as of each applicable date, the Management Stockholder is still employed by either the Company or any of its subsidiaries (or the Management Stockholder's employment was terminated due to death or Disability). The Management Stock will also become vested at the rate of one share for every $30.40549 received and accepted by the Company pursuant to the Stock Purchase Agreement ("Dollar Vesting"). Dollar Vesting shall apply ratably over all shares of Management Stock held by Management Stockholders based on the Proportionate Percentage of Management Stock owned by each Management Stockholder. The Management Stock that is not vested as a result of Dollar Vesting on or before January 31, 2007, or the earlier occurrence of a Liquidation Event, a Qualified Public Offering or a transaction pursuant to Section 3.10, shall be forfeited and cancelled on the stock transfer records of the Company without payment therefor to the holder and the holder shall immediately upon the request of the Company after the occurrence of such an event deliver the certificates representing those shares to the Company for cancellation. In addition to the Dollar Vesting of the Management Stock, the Management Stock will also become vested at the earlier to occur of the holder's having reached the age of 75 or satisfaction of the following vesting schedule (the "Time Vesting"):


                                                                                        % Vested
                                                                                        ---------
         Date of Purchase (January 31, 2002)                                              20%
         First Anniversary Date of Purchase (January 31, 2003)                            40%
         Second Anniversary Date of Purchase (January 31, 2004                            60%
         Third Anniversary Date of Purchase (January 31, 2005)                            80%
         Fourth Anniversary Date of Purchase (January 31, 2006)                           100%

The Management Stock will become Vested Shares on the date on which both Dollar Vesting and Time Vesting have occurred.

                  (b) If a Management Stockholder ceases to be employed by the Company or any of its subsidiaries on any date other than an anniversary date of the date of purchase, the percentage of Management Stock to become Time Vested during the period from the most recent January 31 will be determined on a pro rata basis for the current year according to the number of full calendar months elapsed since the most recent January 31.

                  (c) Subject to Section 4.1(a), upon the occurrence of the earlier of a Liquidation Event, or a transaction pursuant to Section 3.10, then all shares of Management Stock which have vested pursuant to Dollar Vesting but have not yet become vested due solely to Time Vesting shall become Vested Shares at the time of such event if the Management Stockholder is still employed at the time of such event by either the Company or any of its subsidiaries (or the Management Stockholder's employment was terminated due to death or disability) and all shares of Management Stock for which Dollar Vesting has not occurred shall be forfeited and cancelled on the stock transfer records of the Company without payment therefor to the holder.

                  (d) Upon the closing of a Qualified Public Offering, (i) all Management Stock that is Vested Shares because both Dollar Vesting and Time Vesting have occurred shall be retained by the Management Stockholders, (ii) all Management Stock for which Dollar Vesting has not occurred shall automatically and without any action on the part of the holder thereof or the Company terminate and convert solely into the right to receive the Management Stockholder's Original Cost for such shares from the Company, and (iii) all Management Stock for which Dollar Vesting has occurred but for which Time Vesting has not yet occurred shall be retained by the Management Stockholders and shall not vest until Time Vesting has occurred. Each holder of any Management Stock terminated pursuant to (ii) above shall return all applicable stock certificates to the Company for termination (provided that the failure to so deliver such shares shall in no way effect the termination thereof).

          SECTION 4.2 REPURCHASE OPTION FOR MANAGEMENT STOCK.

                  (a) Subject to the remaining provisions of this Section 4.2, shares of Management Stock (the "Available Shares"), including both Vested Shares and Unvested Shares (whether held by the Management Stockholder or one or more of the Management Stockholder's Permitted Transferees), are subject to repurchase by the other Management Stockholders (the "Non-Terminating Management Stockholders") and the Company in the event such Management Stockholder ceases to be employed by the Company and its subsidiaries on or before January 31, 2007 as follows:

                         (i) If the Management Stockholder ceases to be employed by the Company or any of its subsidiaries by reason of death or Disability, no shares of Management Stock, whether Vested Shares or Unvested Shares, owned by such Management Stockholder shall be subject to repurchase pursuant to this Section 4.2(a).

                         (ii) If the Management Stockholder ceases to be employed by the Company or any of its subsidiaries by reason of voluntary resignation or by reason of termination without Cause, all of such Management Stockholder's Unvested Shares shall be subject to repurchase, and the purchase price of each such share subject to repurchase pursuant to this Section 4.2 shall be the Management Stockholder's Original Cost for such share.

                         (iii) If the Management Stockholder ceases to be employed by the Company or any of its subsidiaries by reason of termination with Cause, that Management Stockholder's Unvested Shares and Vested Shares shall be subject to repurchase and the purchase price for each Unvested Share and Vested Share of Management Stock subject to repurchase pursuant to this Section 4.2 shall be the Management Stockholder's Original Cost for such share.

                  (b) On or before the 30th day (the "Available Shares Notice Date") after the occurrence of termination of the employment of a Management Stockholder as described in the preceding subsections of this Section 4.2, the Company shall give the Non-Terminating Management Stockholders notice (the "Available Shares Notice") of the termination indicating the number of Available Shares available for repurchase pursuant to this Section 4.2, and the Company shall deliver a copy of the Available Shares Notice to each holder of Available Shares. The Available Shares Notice will set forth the number of Available Shares that may be acquired from the Management Stockholder or his Permitted Transferee, as the case may be, and the aggregate consideration to be paid for such shares. Subject to Section 4.2(f), the Non-Terminating Management Stockholders as a group and the Company shall each have the option for a period of 30 days following the Available Shares Notice Date to acquire 50% of the Available Shares in accordance with the procedure described in this Section 4.2. On or before the expiration of such 30-day period, each of the Non-Terminating Management Stockholders and the Company shall give written notice to each holder of the Available Shares and each Non-Terminating Management Stockholder and the Company of its election to acquire all or any part or the Available Shares and the number of Available Shares which the Company or such Non-Terminating Management Stockholders elect not to acquire (the "Remaining Available Shares"). From the date of the last such notice by the Non-Terminating Management Stockholders and the Company until the 45th day after the Available Shares Notice Date, the Non-Terminating Management Stockholders shall have the sole and exclusive option to acquire the Remaining Available Shares from the Company's 50% allocation of the Available Shares and the Company shall have the sole and exclusive option to acquire the Remaining Available Shares from the Non-Terminating Management Stockholders as a group's 50% allocation of Available Shares in accordance with the procedures described in this Section 4.2. The Non-Terminating Management Stockholders may, by agreement, allocate among themselves the right to acquire such part of the Available Shares and/or the Remaining Available Shares that will be acquired by the Non-Terminating Management Stockholders. In the absence of such an agreement among the Non-Terminating Management Stockholders, each Non-Terminating Management Stockholder will be entitled to give written notice (the "Available Shares Election Notice") to each holder of Available Shares, to the Company and to the Non-Terminating Management Stockholders, on or before the 45th day after the Available Shares Notice Date, of such Non-Terminating Management Stockholder's election to acquire all or any part of its Proportionate Percentage of the Available Shares plus all or part of its Proportionate Percentage of the Remaining Available Shares that are not being acquired by the Non-Terminating Management Stockholders, including a statement of the maximum number of Remaining Available Shares that such Non-Terminating Management Stockholder is willing to purchase. Any Remaining Available Shares not subscribed for pursuant to the prior sentence by the Non-Terminating Management Stockholders shall be deemed to be re-offered to and accepted by the Non-Terminating Management

Stockholders exercising their rights to purchase Remaining Available Shares with respect to the lesser of (A) the amount specified in their respective Available Shares Election Notices and (B) an amount equal to their respective Proportionate Percentages with respect to such deemed offer. Such deemed offer and acceptance procedures described in the immediately preceding sentence shall be deemed to be repeated until either (x) all of the Remaining Available Shares are accepted by the Non-Terminating Management Stockholders or (y) no Non-Terminating Management Stockholders desires to subscribe for more Remaining Available Shares. The Company shall give written notice (a "Repurchase Notice") to each Non-Terminating Management Stockholder and the holders of the Available Shares within five days following the expiration of the periods described in this Section 4.2(b) of the number or amount of Available Shares that have been elected to be purchased by the Company and the Non-Terminating Management Stockholders, and the Company shall set a reasonable place and time from the date thereof for the closing of the purchase and sale of the Available Shares. The number of Available Shares to be repurchased shall first be satisfied to the extent possible from the Available Shares held by the Management Stockholder at the time of delivery of the Repurchase Notice. If the number of Available Shares then held by the Management Stockholder is less than the number of Available Shares that the Non-Terminating Management Stockholders and the Company have elected to purchase, the Non-Terminating Management Stockholders and the Company shall purchase the remaining Available Shares (by class) elected to be purchased from the Permitted Transferees of such Management Stockholder under this Agreement pro rata, determined in each case according to the number of Available Shares (by class) held by such Permitted Transferees at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest whole share).

                  (c) The closing of the purchase of Available Shares pursuant to this Section 4.2 shall take place on the date designated by the Company in the Repurchase Notice, which date shall not be more than 60 days nor less than five days after the delivery of the Repurchase Notice. The Other Management Stockholders and/or the Company will pay for Available Shares to be purchased pursuant to this Section 4.2 by delivery of, in the case of the Other Management Stockholders, a check or wire transfer of funds and, in the case of the Company,
(i) a check or wire transfer of funds, (ii) in the event the Company is prohibited by the Company's Certificate of Incorporation, Bylaws, or applicable statutory or contractual provisions, a subordinated promissory note or notes payable on commercially reasonable terms if the use of such a promissory note is not prohibited, or (iii) both (i) and (ii) in the aggregate amount of the purchase price for such shares. Any notes issued by the Company pursuant to this
Section 4.2(c) shall be subject to any restrictive covenants (including limitations or restrictions on the payment of interest) to which the Company is subject at the time of such purchase. The purchasers of any Available Shares hereunder will be entitled to require all of the signatures of each seller of such Available Shares to be notarized and to receive representations and warranties from each such seller regarding (A) such seller's power, authority and legal capacity to enter into such sale and to transfer valid right, title and interest in such Available Shares, (B) such seller's ownership of such Available Shares and the absence of any liens, pledges, and other encumbrances on such Available Shares, and (C) the absence of any violation, default, or acceleration of any agreement or instrument pursuant to which such seller or the assets of such seller are bound as the result of such sale.

                  (d) The right of the Other Management Stockholders and the Company to repurchase Available Shares pursuant to this Section 4.2 shall terminate upon the 125th calendar day following the date on which such Available Shares first became subject to repurchase pursuant to this Section 4.2.

                  (e) In the event that Available Shares are repurchased pursuant to this Section 4.2, the holders of such Available Shares will take all steps necessary and desirable to obtain all required third-party, governmental and regulatory consents and approvals and take all other actions necessary and desirable to facilitate consummation of such repurchase(s) in a timely manner.

                  (f) If the Company purchases any Available Shares pursuant to this Section 4.2, the compensation committee of the Company shall promptly meet to discuss, and shall use its reasonable business judgment to determine, an allocation of such shares among employees and potential employees of the Company. If requested by any Management Stockholder, the compensation committee shall allow such Management Stockholder to provide suggestions and comments concerning such allocation and shall consult with such Management Stockholder concerning the allocation.

          SECTION 4.3 BUYBACK OF CERTAIN SHARES OF STOCK.

                  (a) Upon the occurrence of an Event of Default, as described in Section 4.2(a) of the Stock Purchase Agreement (an "Event"), the Company shall have the right to repurchase, for a purchase price equal to 50% of the Original Cost, up to the total number of shares of Series B Preferred and Series B Conversion Shares owned by such Defaulting Stockholder (as such term is defined in the Stock Purchase Agreement), or his Permitted Transferees, as the case may be. Any Series B Conversion Shares or shares of Series B Preferred available for repurchase under this Section 4.3(a) shall be referred to herein as "Eligible Shares." The Company may exercise this right upon the vote of a majority of the Board of Directors excluding the appointee of the Defaulting Shareholder, if any.

                  (b) The Company may elect to purchase all or any portion of the Eligible Shares by delivering written notice (the "Eligibility Notice") to the holder or holders of Eligible Shares. The Eligibility Notice will set forth the number of Eligible Shares to be acquired from each holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction.

                  (c) If, for any reason, the Company shall be prohibited from purchasing or shall otherwise decline to purchase all of the Eligible Shares pursuant to this Section 4.3, the Company may permit all Investor Stockholders (other than the Investor Stockholder whose Series B Conversion Shares and shares of Series B Preferred have become Eligible Shares) to purchase such unpurchased Eligible Shares in accordance with their Proportionate Percentage (calculated solely with respect to the Investor Stockholders). As soon as practicable after the Company has determined that it will not purchase all of the Eligible Shares, but in any event within 10 days after the delivery of the Eligibility Notice, the Company shall give written notice (the "Further Eligibility Notice") to such other Investor Stockholders setting forth the number of remaining Eligible Shares and the aggregate purchase price for such shares. Such other Investor Stockholders may elect to purchase any or all of the remaining Eligible Shares by delivering written notice (the "Eligibility Election Notice") to the Company within 30 days after receipt of the Further Eligibility Notice from the Company. As soon as practicable, and in any event within 15 days after receipt of the Eligibility Election Notice, the Company shall notify the Defaulting Stockholder as to the number of Eligible Shares being purchased from such holder by such other Investor Stockholders (the "Supplemental Eligibility Notice").

                  (d) The closing of the purchase of Eligible Shares pursuant to this Section 4.3 shall take place on the date designated by the Company in the Eligibility Notice or Supplemental Eligibility Notice, which date shall not be more than 60 days nor less than five days after the delivery of the later of the Eligibility Notice or Supplemental Eligibility Notice. The Company and/or the electing Investor Stockholders will pay for Eligible Shares to be purchased pursuant to this Section 4.3 by delivery of, in the case of the Investor Stockholders, a check or wire transfer of funds and, in the case of the Company,
(i) a check or wire transfer of funds, (ii) a subordinated note or notes bearing interest at a rate of 7% per annum and otherwise payable on or prior to the earlier of an Initial Public Offering or Change of Control or 10 years from the date of issue, or (iii) both (i) and (ii) as the Company may, in its sole discretion, determine in the aggregate amount of the purchase price for such Eligible Shares. Any notes issued by the Company pursuant to this Section 4.3(d) shall be subject to any restrictive covenants (including limitations or restrictions on the payment of interest) to which to Company is subject at the time of such purchase. The purchasers of any Eligible Shares hereunder will be entitled to require all of the signatures of each seller of such Eligible Shares to be notarized and to receive representations and warranties from each such seller regarding (A) such seller's power, authority and legal capacity to enter into such sale and to transfer valid right, title and interest in such Eligible Shares, (B) such seller's ownership of such Eligible Shares and the absence of any liens, pledges and other encumbrances on such Eligible Shares, and (C) the absence of any violation, default or acceleration of any agreement or instrument pursuant to which such seller or the assets of such seller are bound as the result of such sale.

                  (e) The right of the Company and the Investor Stockholders to repurchase Eligible Shares pursuant to this Section 4.3 shall terminate upon the 91st calendar day following the date on which such Eligible Shares first became subject to repurchase pursuant to this Section 4.3.

                  (f) In the event that Eligible Shares are repurchased from an Investor Stockholder pursuant to this Section 4.3, such Investor Stockholder will take all steps necessary and desirable to obtain all required third-party, governmental and regulatory consents and approvals and take all other actions necessary and desirable to facilitate consummation of such repurchase(s) in a timely manner.

          SECTION 4.4 FINANCIAL REPORTS.

                  (a) The Company shall furnish the following to each Investor Stockholder who holds more than two percent (2%) of the Company's outstanding Common

Stock (calculated based on the fully diluted Common Stock equivalent percentage ownership, as if all shares of Series A Preferred have been converted into shares of Common Stock at the "Conversion Ratio" for such shares (as defined in the Certificate of Designations for the Series A Preferred) and all shares of Series B Preferred had been converted into shares of Common Stock at the Conversion Ratio:

                         (i) Within 45 days after the end of each fiscal month, a report estimating oil and gas production for such month, which report is used by the Company for internal control purposes, and a statement of income and cash flows for such fiscal month, together with a comparison of such statements to the annual budget of the Company for such periods;

                         (ii) Within 45 days after the end of each fiscal quarter, an unaudited balance sheet as of the end of such quarter and an unaudited related income statement, statement of stockholders equity and statement of cash flows for such quarter including any footnotes thereto (if any) prepared in accordance with generally accepted accounting principles, consistently applied, together with a comparison of such statements to the annual budget of the Company for such periods;

                         (iii) Within 90 days after the end of each fiscal year, an audited balance sheet as of the end of such fiscal year and the related income statement, statement of stockholders equity and statement of cash flows for such fiscal year prepared in accordance with generally accepted accounting principles, consistently applied and a signed audit letter from the Company's auditors who shall be selected from among the "Big 4" nationally recognized accounting firms;

                         (iv) Within 90 days after the end of each fiscal year, a reserve report prepared by a reservoir engineer acceptable to the Board of Directors;

                         (v) Within 30 days before the end of each fiscal year, a consolidated annual budget approved by the Board of Directors of the Company, together with a consolidated annual capital expenditure forecast, including estimated Capital Calls (as defined in the Stock Purchase Agreement);

                         (vi) Within 30 days after the occurrence of any material event, notice of such event together with a summary describing the nature of the event and its impact on the Company; and

                         (vii) Such other information to the Stockholders entitled to receive information pursuant to this Section 4.4 as such Stockholders or their advisors may reasonably request.

                  (b) Notwithstanding anything to the contrary contained in
Section 6.12, the obligations of the Company to furnish information pursuant to this Section 4.4 shall cease upon the closing of a Qualified Public Offering.

                  (c) The Company shall use its best efforts to cause the Board of Directors to hold meetings no less frequently than quarterly, and at such meetings the Company shall report to the Board of Directors on, among other things, its business activities, prospects, and financial position.

                  (d) The Company shall permit any Investor Stockholder or its representatives to visit and inspect any of the properties of the Company, including its books of account and other records (and make copies of and take extracts from such books and records), and to discuss its affairs, finances, and accounts with the Company's officers and its independent public accountants, all at such reasonable times during the Company's usual business hours and as often as any such person may reasonably request.

                                    ARTICLE V

                    SPECIAL MANAGEMENT/GOVERNANCE PROVISIONS

          SECTION 5.1 CERTIFICATE OF INCORPORATION: NO CONFLICT WITH AGREEMENT.

          Attached hereto as Exhibits B and C are copies of the Certificate of Incorporation and Bylaws, respectively, of the Company which are in effect as of the date hereof. Each Stockholder shall vote his shares of capital stock, and shall take all the actions necessary, to ensure that the Certificate of Incorporation and Bylaws of the Company do not, from time to time, conflict with the provisions of this Agreement; provided, however, that nothing in this
Section 5.1 shall be interpreted as restricting in any respects the ability of the Investor Stockholders to amend the Certificate of Incorporation in accordance with the procedures established in this Agreement and the Certificate of Incorporation for such amendment, and in the event of a conflict between any such amendment and the provisions of this Agreement, the Certificate of Incorporation shall control.

          SECTION 5.2 BOARD OF DIRECTORS.

                  (a) From and after the date hereof and until the consummation of a Qualified Public Offering, subject to Section 5.8, the Company shall exercise all authority under applicable law, and the Stockholders and their assigns shall vote their shares of capital stock, at any regular or special meeting of stockholders called for the purpose of filling positions on the Board of Directors of the Company, or in any written consent executed in lieu of such meeting of stockholders and shall take all the actions necessary, to ensure that the Board of Directors shall consist of eight members and to ensure the election to the Board of Directors of the Company of eight individuals: (i) two of which shall be designated from among the officers of the Company (other than the chief executive officer) by the Management Stockholders holding a majority of the shares of Common Stock held by all Management Stockholders (the initial nominees being J. Frank Keller and Fredrick J. Barrett) and one of which shall be the chief executive officer of the Company (collectively, the "Management Nominees"), (ii) one of which shall be designated by Warburg Pincus Private Equity VIII, L.P. or its assignees who are Affiliates (the "Warburg Nominee") (the initial Warburg Nominee being Jeffrey A. Harris), (iv) one of which shall be designated by GS Capital Partners 2000, L.P. or its assignees who are Affiliates (the "Goldman Nominee") (the initial Goldman Nominee being Henry Cornell), (v) one of which shall be designated by J.P. Morgan Partners (BHCA), L.P. or its assignees who are Affiliates (the "JP Morgan Nominee", and collectively with the Warburg Nominee and the Goldman Nominee, the "Investor Nominees") (the initial JP Morgan Nominee being Christopher Behrens), and (vi) two of which shall be appointed upon the affirmative vote of at least 75% of the remaining directors (the "Independent Nominees") (one of the initial Independent Nominees being Philippe Schreiber and the other of which shall be designated after the date hereof). The parties agree to cause their director nominees to take all actions necessary to elect (i) William Barrett as the Chairman of the Board of Directors during such time as William Barrett is serving as a Director of the Company, and (ii) the chief executive officer of the Company as the Chairman of the Board of Directors during such time as William Barrett is not serving as a Director of the Company.

                  (b) Each Investor Nominee shall have the right to bring one observer (each, an "Observer") and any other person approved by the chief executive officer of the Company to each meeting of the Board of Directors and any committee thereof. The Chief Financial Officer of the Company shall have the right to be an additional Observer. Each Investor Nominee and each Investor Nominee's Observer shall be full-time employees or partners of such Investor Stockholder or any of its Affiliates.

                  (c) The Company shall have an audit committee (the "Audit Committee"), a compensation committee (the "Compensation Committee") and such other committees established by the Board of Directors in accordance with the Certificate of Incorporation and the Bylaws of the Company, each such committee to be composed or at least three (3) members, and such greater number of Directors as shall be established by the Board of Directors. The Audit Committee and the Compensation Committee shall each include the three Investor Nominees as members. The three Investor Nominees shall each have the right to be appointed to any other committees that the Board of Directors may establish.

                  (d) None of the Management Nominees or the Investor Nominees, or the Observers appointed by the Investor Nominees, will be paid any fee for serving on the Board of Directors. All of the Directors will be entitled to reimbursement for reasonable out-of-pocket expenses in attending meetings of the Board of Directors.

                  (e) The Company shall not do any of the following, or agree to do any of the following, without the prior affirmative vote of a majority of the Board of Directors, which majority shall include a majority of the Investor
Nominees:

                         (i) sell, merge (including pursuant to a Qualified Merger), consolidate or consummate any similar transaction or engage in a Sale of the Company; provided however, that after March 28, 2009, any such transaction may be approved by a simple majority of the Board of Directors if such transaction results in the holders of the Series B Preferred receiving an amount equal to the greater of the Accreted Value per share (as defined in the Certificate of Incorporation) or the amount that would be received by such holders of Series B Preferred upon liquidation in accordance with the terms of such Series B Preferred.

                         (ii) repurchase or issue any capital stock or equity-linked securities of the Company or any subsidiary of the Company other than (A) pursuant to the Company's 2002 Stock Option Plan as in effect on the date hereof (and as amended in the manner contemplated by Section 5.2(e)(xii)) and the Company's 2003 Stock Option Plan as in effect on the date hereof, (B) pursuant to the Purchase Plan, (C) pursuant to the Tyree Option, (D) pursuant to the Barron Option, and/or (E) Series B Preferred pursuant to the Stock Purchase Agreement;

                         (iii) declare or pay any dividends or distributions on the Company's capital stock other than pursuant to paragraphs 4 or 5 of the Series B Certificate of Designations;

                         (iv) approve the Company's annual budget;

                         (v) make expenditures during the fiscal year covered by the Company's annual budget approved in accordance with (iv) above, other than for acquisitions of oil and gas producing and nonproducing properties and leasehold interests, of amounts that in the aggregate exceed the aggregate amounts approved for all expenditures in the annual budget by 5% of such approved amounts, or $5,000,000, whichever is greater;

                         (vi) make any acquisitions during any fiscal year that, in the aggregate, exceed $25,000,000;

                         (vii) incur (A) any single indebtedness in excess of $25,000,000, or (B) after March 28, 2003, aggregate indebtedness in excess of an amount equal to two times the Company's earnings before interest, taxes, depletion, depreciation and amortization (EBITDA) for the prior four fiscal quarters, on a pro forma basis with respect to any acquisitions;

                         (viii) divest itself of assets for an aggregate amount of $80,000,000 or more, or assets representing 25% or more of the Company's total assets;

                         (ix) issue any capital stock of the Company that is on parity with, or senior to, the Series B Preferred;

                         (x) amend (by merger or otherwise) the Company's Certificate of Incorporation (including all certificates of designation with respect thereto) or Bylaws;

                         (xi) enter into any material transaction with any officers, directors, employees or Affiliates of the Company, including issuances of management stock options other than those issued pursuant to the Company's 2002 Stock Option Plan; or

                         (xii) (1) during the Takedown Period (as defined in the Stock Purchase Agreement), in the aggregate issue options pursuant to the Company's 2002 Stock Option Plan (A) to purchase an aggregate number of shares that exceeds the lesser of 5,500,000 shares or 8.340066% of the then outstanding Common Stock on a fully diluted basis excluding Management Stock that has not vested as a result of Dollar Vesting (calculated on the basis that all shares of Series B Preferred have been converted at the Conversion Ratio and all shares of Series A Preferred have been converted at the "Conversion Ratio" as defined in the Certificate of Designations for the Series A Preferred Stock), with an exercise price of less than $6.50 per share, (B) to purchase an aggregate number of shares that exceeds the lesser of 2,150,000 shares or 3.30769% of the then outstanding Common Stock on a fully diluted basis excluding Management Stock that has not vested as a result of Dollar Vesting (calculated on the basis that all shares of Series B Preferred have been converted at the Conversion Ratio and all shares of Series A Preferred have been converted at the "Conversion Ratio" as defined in the Certificate of Designations for the Series A Preferred Stock), with an exercise price of less than $0.04412 per share, (C) with a vesting schedule more favorable than the Time Vesting for Management Stock contained in Section 4.1 of this Agreement, or (D) with a term of more than 10 years, or (2) at any time, issue any options pursuant to any form of stock option agreement that has not been approved by a majority of the Investor Nominees (which form of agreement shall include a provision providing for the cancellation of such stock options in the manner contemplated by Section 3.10 and a provision providing that the value upon cancellation or otherwise shall be based on paragraph 4 of the Certificate of Designations for the Series B Preferred Stock) or pursuant to the Company's 2002 Stock Option Plan until such plan has been amended or amended and restated in a form approved by a majority of the Investor Nominees.

          SECTION 5.3 REMOVAL.

                  (a) If during the term of a director designated by the Management Stockholders pursuant to Section 5.2, holders of a majority of the capital stock held by the Management Stockholders request that such director be removed (with or without Cause) by written notice to the Investor Stockholders, then such director may be removed, with or without Cause, upon the affirmative vote of holders of a majority of the outstanding shares of capital stock, and each Stockholder hereby agrees to vote all shares of capital stock owned or held of record to effect such removal or consent in writing to effect such removal upon such request. An Investor Nominee may be removed during his or her term of office, with or without cause, only by the Person entitled to designate such Investor Nominee pursuant to Section 5.2(a) or Section 5.8. If an Investor Stockholder becomes a Defaulting Stockholder or Non-Participating Stockholder at such time as the Investor Stockholder has a representative serving on the Board of

Directors as an Investor Nominee, each Stockholder hereby agrees to vote all shares of capital stock owned or held of record to effect the removal of such Investor Nominee or consent in writing to effect such removal upon such request if such Investor Nominee fails to resign.

                  (b) No director shall be removed without Cause except as provided in Section 5.3(a) hereof, provided, however, any director shall be removed for Cause if the holders of a majority of the outstanding shares of capital stock consent in writing to such removal, and provided further that any Management Nominee may be removed without Cause if the holders of 60% or more of the outstanding shares of Series B Preferred consent in writing to such removal. Each Management Stockholder that is a member of the Board of Directors agrees to resign as a member of the Board of Directors upon the termination of his employment (for any reason) with the Company.

          SECTION 5.4 VACANCIES.

          In the event that a vacancy is created on the Board of Directors by the death, disability, retirement, resignation or removal (with or without Cause) of a director, each Stockholder will vote for, and cause the directors designated by it to vote for, the individual designated to fill such vacancy by whichever of the Stockholders designated (pursuant to Section 5.2 hereof) the director whose death, disability, retirement, resignation or removal (with or without Cause) resulted in such vacancy on the Board (in the manner set forth in
Section 5.2) and the Company shall exercise all authority under applicable law to give effect to this Section 5.4; provided, however, that such other individual so designated may not previously have been a director of the Company who is removed for Cause from the Board of Directors, and provided further, however, that any Non-Participating Stockholder and Defaulting Stockholder shall lose its right, if any, to designate a director. In the event that a vacancy is created on the Board of Directors as a result of the removal of a director designated by a Stockholder who has become a Non-Participating Stockholder or a Defaulting Stockholder, such vacancy shall be filled as provided in Section 5.8 hereof.

          SECTION 5.5 COVENANT TO VOTE.

          Each Stockholder hereby agrees to take all actions necessary to call, or cause the Company and the appropriate officers and directors of the Company to call, a special or annual meeting of the stockholders of the Company and to vote all shares of the capital stock owned or held of record by such Stockholder at any such annual or special meeting in favor of, or take all actions by written consent in lieu of any such meeting necessary to cause, the election as members of the Board of Directors of those individuals so designated in accordance with, and otherwise to effect the intent of Article V. In addition, each Stockholder agrees to vote the shares of capital stock owned by such Stockholder upon any other matter arising under this Agreement submitted to a vote of the Stockholders in a manner that will implement the terms of this Agreement.

          SECTION 5.6 DESIGNATION OF PROXY.

          In order to effectuate the provisions of this Article V and in addition to and not in lieu of Sections 5.2 through 5.5 hereof, each of the Management Stockholders hereby grants to William J. Barrett a proxy to vote at any meeting of Stockholders or take any action by written consent in lieu of such meeting with respect to, all of the shares of Common Stock owned or held of record by such Management Stockholders solely for (i) the election of directors designated in accordance with Section 5.2 hereof, and (ii) the election of a director to fill any vacancy on the Board of Directors in accordance with
Section 5.4 hereof. Such proxy to vote is coupled with an interest and is therefore irrevocable.

          SECTION 5.7 INVESTOR STOCKHOLDER RIGHTS.

                  (a) At any time when shares of Series B Preferred Stock are outstanding, and in addition to any other vote required by law, the Certificate of Incorporation or certificates of designation with respect thereto, the Corporation shall, upon notice of the approval of the holders of at least sixty percent (60%) of the then outstanding shares of Series B Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, undertake to cause (i) the removal of any or all of the Management Nominees and/or the termination of any employees, (ii) the termination of the Takedown Period with respect to Capital Calls, as such terms are defined in the Stock Purchase Agreement, (iii) an Initial Public Offering, or (iv) a Qualified Merger.

                  (b) At any time when shares of Series B Preferred Stock are outstanding, and in addition to any other vote required by law, the Certificate of Incorporation or certificates of designation with respect thereto, the Corporation shall, upon the written election of the holders of at least seventy percent (70%) of the then outstanding shares of Series B Preferred Stock or by vote at a meeting, consenting or voting (as the case may be) separately as a series, use all commercially reasonable efforts to negotiate and enter into a business transaction or series of related transactions involving the sale of the assets or capital stock of the Company that would result in a Change of Control.

                  (c) Each Stockholder hereby covenants and agrees that it shall vote its shares of Common Stock, Series A Preferred and Series B Preferred to enforce compliance with Section 5.7(a) and (b), including without limitation, voting to remove any director who fails to comply with a request properly made under Section 5.7(a) and (b). Any Change of Control or Qualified Merger shall be subject to the satisfaction of the conditions set forth in Section 3.10(c) as if such transaction were an Approved Sale.

                  (d) Each Investor Stockholder hereby covenants and agrees that it shall give the chief executive officer of the Company at least five (5) business days written notice prior to the taking of any action by written consent, including without limitation, any action permitted under Section 5.7(a) hereof, and furthermore shall give the chief executive officer the opportunity to meet with the Investor Stockholders to discuss any such action proposed to be taken by written consent prior to the execution thereof.

          SECTION 5.8 VOTING RIGHTS.

                  (a) From and after the date that an Investor Stockholder becomes a Non-Participating Stockholder or a Defaulting Stockholder, such Investor Stockholder shall forfeit the right to (i) vote on any matters as are expressly required or permitted in the Certificate of Incorporation, the Bylaws, this Agreement or the Stock Purchase Agreement to be voted on by the Series B Preferred as a separate class, except to the extent prohibited by law or expressly provided herein or therein, and all such shares held by such Non-Participating or Defaulting Stockholder shall be deemed to be not outstanding for all such purposes, and (ii) appoint a nominee to the Board of Directors pursuant to Section 5.2 hereof. Such Non-Participating Stockholder or Defaulting Stockholder shall cause its Investor Nominee, if any, to resign if requested by the Company. In the event an empty Board of Directors seat is created pursuant to this Section 5.8, such seat shall be filled by the nominee of the Investor Stockholder who holds the largest number of shares of Series B Preferred and that does not have a nominee on the Board of Directors and is not itself a Non-Participating Stockholder or a Defaulting Stockholder or, if such next largest Investor Stockholder does not desire to or cannot appoint a nominee, by the Investor Stockholder who holds the next largest number of shares of Series B Preferred and who does not otherwise have a nominee on the Board of Directors and is not itself a Defaulting Stockholder or, if no such Investor Stockholder exists or is willing or able to appoint such a nominee, by the Investor Stockholder holding the largest number of shares of Series B Preferred Stock who is not a Defaulting Stockholder or Non-Participating Investor.

                  (b) From and after the date that an Investor Stockholder becomes a Non-Participating Stockholder or a Defaulting Stockholder, such Investor Stockholder hereby agrees to grant to the chief executive officer of the Company a proxy (such proxy to be coupled with an interest and therefore irrevocable) to vote such shares of Common Stock and Series B Preferred owned by such Non-Participating Stockholder or Defaulting Stockholder, as the case may be; provided, however, that such proxy will not be in effect for any votes that
(i) are required by law to be voted by such Non-Participating Stockholder or Defaulting Stockholder, as the case may be, (ii) are expressly required or permitted in the Certificate of Incorporation, the Bylaws, the Stock Purchase Agreement or this Agreement to be voted by such Non-Participating Stockholder or Defaulting Stockholder, as the case may be, and (iii) for any vote pertaining to any amendment, modification, or waiver that would adversely affect the rights of such Non-Participating Stockholder or Defaulting Stockholder, as the case may be, in its capacity as a Stockholder, without similarly affecting the rights of all Stockholders of the same class or series, in their capacity as Stockholders of such class or series. The chief executive officer will, pursuant to such proxy, vote such shares of Common Stock and Series B Preferred owned by such Non-Participating Stockholder or Defaulting Stockholder, as the case may be, in the same manner (i.e., in favor, abstain or against) and in the same proportion as all votes cast by the other Stockholders.

          SECTION 5.9 VCOC RIGHTS.

          Certain rights set forth in this Article V are, in part, intended to satisfy the requirement of contractual management rights for purposes of qualifying the ownership interests of each of certain Investor Stockholders in the Company as venture capital investments for purposes of the Department of Labor's "plan assets" regulations ("Contractual Management Rights"), and in the event such rights are not satisfactory for such purpose or are lost by reason of the operation of this Agreement, the Company and each of such Investor Stockholders shall reasonably cooperate in good faith to agree upon mutually satisfactory Contractual Management Rights which satisfy such regulations.

          SECTION 5.10 BUSINESS OPPORTUNITIES.

          As soon as practicable after the date hereof, the Company shall amend its Certificate of Incorporation to include the provisions attached as Exhibit E and shall keep such provisions in the Certificate of Incorporation of the Company and any successor Person at all times while any Investor Stockholder holds shares of capital stock of the Company. Each Stockholder hereby agrees to take all actions necessary or desirable to effect the foregoing sentence, including voting for or consenting to amendments to the Certificate of Incorporation.

                                   ARTICLE VI

                                  MISCELLANEOUS

          SECTION 6.1 MANNER OF GIVING NOTICE.

          All notices required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, telecopied and confirmed, or mailed by certified mail, return receipt requested, or overnight delivery service with proof of receipt maintained, at the following address (or any other address that any such party may designate by written notice to the other parties):

          Bill Barrett Corporation
          1099 18th Street, Suite 2300
          Denver, Colorado 80202
          Facsimile:  (303) 291-0420

          If to any Stockholder, at his address as set forth on Exhibit A of this Agreement.

          Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by telecopy, be deemed received on the first business day following confirmation; shall, if delivered by overnight delivery service, be deemed received the first business day after being sent; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five business days after the date of deposit in the United States mail.

          SECTION 6.2 WAIVER OF NOTICE.

          Whenever any notice is required to be given to any Stockholder of the Company under the provisions of this Agreement, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a Stockholder at a meeting of the Stockholders shall constitute a waiver of notice of such meeting, except where a Stockholder attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          SECTION 6.3 COUNTERPART SIGNATURES.

          This Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by each of the Stockholders so long as each counterpart shall be signed by one or more of the Stockholders and so long as the other Stockholders shall sign at least one counterpart which shall be delivered to the Company.

          SECTION 6.4 SEVERABILITY.

          If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

          SECTION 6.5 JOINDER OF SPOUSES.

          The spouses of all married Stockholders have joined in the execution of this Agreement in order to evidence their agreement and consent to be bound by the terms and conditions hereof as to their interest, whether as community property or otherwise, if any, in the shares of capital stock owned by their respective spouses.

          SECTION 6.6 ENTIRE AGREEMENT; AMENDMENTS; AGREEMENT CONTROLS.

                  (a) This Agreement, together with the Regulatory Sideletter, supersedes all prior agreements among the parties with respect to the subject matter hereof. The provisions of this Agreement may only be amended, modified, waived or terminated with the prior written consent of the holders of at least 60% of the outstanding Series B Preferred and the holders of shares representing a majority of the outstanding Common Stock held by the Stockholders (calculated on the basis that all shares of Series A Preferred and Series B Preferred have been converted); provided, however, that (A) any such amendment, modification, or waiver (but not any termination) that would adversely affect the rights hereunder of any Stockholder, in its capacity as a Stockholder, without similarly affecting the rights hereunder of all Stockholders of the same class, in their capacities as Stockholders of such class, that would affect a Stockholder's right to place an individual on the Board of Directors pursuant to
Section 5.2 or exercise its preemptive rights pursuant to Section 2.2 or that would impose any material obligation on any Stockholder, shall not be effective as to such Stockholder without its prior written consent, (B) Exhibit A to this Agreement shall be deemed to be automatically amended from time to time to reflect issuances and transfers of shares of Common Stock, Series A Preferred and Series B Preferred made in compliance with this Agreement and the Stock Purchase Agreement without requiring the consent of any party, and the Company will, from time to time, distribute to the Stockholders a revised Exhibit A to reflect any such changes, and (C) any amendment, modification or waiver of Section 6.14 or the Regulatory Sideletter shall be subject to the approval of JPMP.

                  (b) No waiver of any provision hereof by any party shall be deemed a waiver by any other party nor shall any such waiver by any party be deemed a continuing waiver of any matter by such party.

                  (c) No amendment, modification, supplement, discharge or waiver hereof or hereunder shall require the consent of any person not a party to this Agreement.

          SECTION 6.7 GOVERNING LAW AND VENUE.

          This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles of such state.

          SECTION 6.8 CONSENT TO JURISDICTION.

                  (a) The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in New York, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided bylaw. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved.

                  (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or proceeding of the nature specified in subsection (a) above by the mailing of a copy thereof in the manner specified by the provisions of Section 6.1.

                  (c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          SECTION 6.9 BINDING EFFECT; ASSIGNMENT.

          This Agreement shall be binding upon and shall inure to the benefit of the Company and each Stockholder and his respective heirs, permitted successors, permitted assigns, permitted distributees and legal representatives, and by their signatures hereto, the Company and each Stockholder intends to and does hereby become bound. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and their respective permitted successors and assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained. Notwithstanding anything herein to the contrary, the rights under this Agreement may be assigned by a Stockholder to a transferee of all or a portion of such Stockholder's shares provided such shares are transferred in accordance with the terms of this Agreement; provided, that the right to designate an Investor Nominee may not be transferred or assigned except to an Affiliate of such Investor.

          SECTION 6.10 FUTURE ACTIONS.

          The Company and the Stockholders shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the parties as expressed herein, including if necessary any action required to authorize and direct the officers and directors of the Company to amend the Company's Certificate of Incorporation so that this Agreement is enforceable under the laws of the state in which the Company is incorporated.

          SECTION 6.11 HEADINGS; EXHIBITS.

          All Article and Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or inference shall be derived therefrom. The Exhibits attached hereto and referred to herein are a part of this Agreement as if fully set forth herein. All references to Sections and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

          SECTION 6.12 TERMINATION OF THIS AGREEMENT.

          Except as provided herein, this Agreement shall immediately and automatically terminate, without any further action by any party, upon any of the following: (i) pursuant to Section 6.6, or (ii) the dissolution, bankruptcy, receivership or insolvency of the Company, or (iii) upon the closing of a Qualified Public Offering or a Qualified Merger (provided that Sections 3.1(b), 4.1, 4.2 and 4.3 shall survive a Qualified Public Offering or a Qualified Merger).

          SECTION 6.13 ADJUSTMENTS FOR STOCK SPLITS, ETC.

          Wherever in this Agreement there is a reference to a specific number of shares of stock of the Company of any class or series, or a price per share of such stock, or consideration received in respect of such stock, then, upon the occurrence of any subdivision, combination, or stock dividend of such class or series of stock, the specific number of shares or the price so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination, or stock dividend.

          SECTION 6.14 REGULATORY MATTERS.

                  (a) Cooperation Of Other Stockholders. Each Stockholder agrees to cooperate with the Company in all reasonable respects in complying with the terms and provisions of the letter agreement between the Company and Investor (as defined in the Regulatory Sideletter), a copy of which is attached hereto as Exhibit D, regarding regulatory matters (the "Regulatory Sideletter"), including without limitation, voting to approve amending the Company's certificate of incorporation, the Company's by-laws or this Agreement in a manner reasonably acceptable to the Stockholders and Investor or any Affiliate (as defined in the Regulatory Sideletter) of Investor entitled to make such request pursuant to the Regulatory Sideletter in order to remedy a Regulatory Problem (as defined in the Regulatory Sideletter). Anything contained in this Section 6.14 to the contrary notwithstanding, no Stockholder shall be required under this Section 6.14 to take any action that would adversely affect in any material respect such Stockholder's rights under this Agreement or as a stockholder of the Company.

                  (b) Covenant Not To Amend. The Company and each Stockholder agree not to amend or waive the voting or other provisions of the Company's certificate of incorporation, the Company's by-laws or this Agreement if such amendment or waiver would cause Investor or any of its Affiliates to have a Regulatory Problem (as defined in the Regulatory Sideletter). Investor agrees to notify the Company as to whether or not it would have a Regulatory Problem promptly after Investor has notice of such amendment or waiver.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day, month and year first above written.

                                COMPANY:

                                      BILL BARRETT CORPORATION


                                      By:    /s/ J. Frank Keller
                                             -----------------------------------
                                      Name:  J. Frank Keller
                                      Title: Chief Operating Officer

                           INVESTOR STOCKHOLDERS:

                              INVESTOR STOCKHOLDER:

                              COLORADO PUBLIC EMPLOYEE
                              RETIREMENT ASSOCIATION


                              By:      /s/ Norman Benedict
                                       -----------------------------------------
                                       Norman Benedict
                                       Deputy Executive Director of Investments


                              INVESTOR STOCKHOLDER:

                              GS CAPITAL PARTNERS 2000, L.P.

                              BY:      GS Advisors 2000, L.L.C.,
                                       its General Partner


                              By:      /s/ John E. Bowman
                                       -----------------------------------------
                              Name:    John E. Bowman
                              Title:   Vice President


                              INVESTOR STOCKHOLDER:

                              GSCP 2000 OFFSHORE BBOG HOLDING, L.P.

                              BY: GS Capital Partners 2000 Offshore, L.P., its General Partner

                              BY:      GS Advisors 2000, L.L.C.,
                                       its General Partner

                              By:      /s/ John E. Bowman
                                       -----------------------------------------
                              Name:    John E. Bowman
                              Title:   Vice President

                              INVESTOR STOCKHOLDER:

                              GSCP 2000 GMBH BBOG HOLDING, L.P.

                              BY:      GSCP 2000 GmbH BBOG Holding I,
                                       its General Partner

                              By:      /s/ John E. Bowman
                                       -----------------------------------------
                              Name:    John E. Bowman
                              Title:   Vice President


                              INVESTOR STOCKHOLDER:

                              GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P.

                              BY:      GS Employee Funds 2000 GP, L.L.C.,
                                       its General Partner

                              By:      /s/ John E. Bowman
                                       -----------------------------------------
                              Name:    John E. Bowman
                              Title:   Vice President


                              INVESTOR STOCKHOLDER:

                              STONE STREET FUND 2000, L.P.

                              BY:      Stone Street 2000, L.L.C.,
                                       its General Partner


                              By:      /s/ John E. Bowman
                                       -----------------------------------------
                              Name:    John E. Bowman
                              Title:   Vice President


                              INVESTOR STOCKHOLDER:

                              STONE STREET BBOG HOLDING

                              By:      /s/ John E. Bowman
                                       -----------------------------------------
                              Name:    John E. Bowman

                              Title:   Vice President


                              INVESTOR STOCKHOLDER:

                              GOLDMAN SACHS DIRECT INVESTMENT FUND 2000, L.P.

                              BY:      GS Employee Funds 2000 GP, L.L.C.,
                                       its General Partner

                              By:      /s/ John E. Bowman
                                       -----------------------------------------
                              Name:    John E. Bowman
                              Title:   Vice President


                              INVESTOR STOCKHOLDER:

                              J.P. MORGAN PARTNERS (BHCA), L.P.

                              BY:      JPMP MASTER FUND MANAGER, L.P.,
                                       ITS GENERAL PARTNER

                              BY:      JPMP CAPITAL CORP.,
                                       ITS GENERAL PARTNER

                              By:      /s/ Christopher Behrens
                                       -----------------------------------------
                                       Christopher Behrens
                                       Managing Director


                              INVESTOR STOCKHOLDER:

                              PALANTIR PARTNERS LP

                              BY:      PALANTIR ASSOCIATES LLC
                                       its General Partner

                              By:      /s/ Glenn Doshay
                                       -----------------------------------------
                                       Glenn Doshay
                                       President

                              INVESTOR STOCKHOLDER:

                              THE DOSHAY FAMILY TRUST OF 1999


                              By:      /s/ Glenn Doshay
                                       -----------------------------------------
                                       Glenn Doshay
                                       Trustee


                              INVESTOR STOCKHOLDER:

                              STATE FARM MUTUAL AUTOMOBILE INSURANCE COMPANY

                              By:      /s/ John Conklin
                                       -----------------------------------------
                                       John Conklin
                                       Vice President - Common Stocks

                              By:      /s/ John Elterich
                                       -----------------------------------------
                                       John Elterich
                                       Assistant Secretary


                              INVESTOR STOCKHOLDER:

                              WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

                              BY:      WARBURG PINCUS & CO.,
                                       AS GENERAL PARTNER

                              By:      /s/ Jeffrey A. Harris
                                       -----------------------------------------
                                       Jeffrey A. Harris, Partner

MANAGEMENT STOCKHOLDERS:


/s/ William J. Barrett                        /s/ John F. Keller
-------------------------------               ----------------------------------
William J. Barrett                            John F. Keller


/s/ Fredrick J. Barrett                       /s/ Terry R. Barrett
-----------------------------------           ----------------------------------
Fredrick J. Barrett                           Terry R. Barrett


Robert W. Howard Trust                        The Reinecke-Alcott Trust 6/7/00
 dated August 2, 2001


     By: /s/ Robert W. Howard                     By: /s/ Kurt Reinecke
         --------------------------                   --------------------------
        Signature                                     Signature

     /s/ Robert W. Howard, Trustee                /s/ Kurt Reinecke, Trustee
     ------------------------------               ------------------------------
     Printed Name and Title                       Printed Name and Title

/s/ Lynn M. Connelly                          /s/ Patty Adair
-----------------------------------           ----------------------------------
Lynn M. Connelly                              Patty Adair


/s/ Katherine E. Lee                          /s/ Kimberly S. Vickery
-----------------------------------           ----------------------------------
Katherine E. Lee                              Kimberly S. Vickery


Huntington T. Walker and Carol N. Walker, tenants-in-common

     /s/ Huntington T. Walker                 /s/ Wilfred R. Roux
     ------------------------------           ----------------------------------
     Huntington T. Walker                     Wilfred R. Roux

     /s/ Carol N. Walker                      /s/ James M. Felton
     ------------------------------           ----------------------------------
     Carol N. Walker                          James Michael Felton

/s/ Dominic J. Bazile                         /s/ Peter Keller
-----------------------------------           ----------------------------------
Dominic J. Bazile II                          Peter Keller

/s/ Thomas B. Tyree, Jr.                      /s/ Lindsay Keller
-----------------------------------           ----------------------------------
Thomas B. Tyree, Jr.                          Lindsay Keller

/s/ Francis B. Barron
-----------------------------------
Francis B. Barron

[Additional stockholder signatures on file]